As filed with the Securities and Exchange Commission on July 29, 2022
File No. 000-56452

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Amendment No. 2 to FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

BRIGHTWOOD CAPITAL CORPORATION I (Exact name of registrant as specified in charter)

Maryland	88-1977273
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

810 Seventh Avenue, 26th Floor New York, NY (Address of principal executive offices)	10019 (Zip Code)

(Registrant’s telephone number, including area code): (561) 727-2000 with copies to:

William Bielefeld, Esq. Dechert LLP 1900 K Street NW Washington, DC 20006 202-261-3300	Darilyn T. Olidge, Esq. 810 Seventh Avenue, 26th Floor New York, NY 10019 646-957-9525

Securities to be registered pursuant to Section 12(b) of the Act: None Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.01 per share (Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Table of Contents

Page

EXPLANATORY NOTE	1

FORWARD-LOOKING STATEMENTS	2

-i-

EXPLANATORY NOTE

Brightwood Capital Corporation I (the “Company”) is filing this registration statement on Form 10 (this “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”). In this Registration Statement, each of the “Company,” “Fund,” “we,” “us,” “our,” and “Firm” refers to Brightwood Capital Corporation I and the “Investment Adviser” refers to Brightwood Capital Advisors, LLC, unless otherwise specified.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Item 1. Business — Emerging Growth Company” and “Item 1A – Risk Factors — Risks Relating to Our Operations — We are not currently required to have comprehensive documentation of our internal controls.”

Upon the effectiveness of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the Exchange Act, and we and our directors, officers and principal stockholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. Additionally, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Stockholder reports and other information about the Company are available on the EDGAR Database on the Securities and Exchange Commission’s (“SEC”) Internet site at http://www.sec.gov and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

Shortly after the effectiveness of this Registration Statement, we will file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs. Following such election, we will be classified as a non-diversified investment company, which means that we may invest a higher portion of our assets in the securities of a single issuer or a few issuers. If the filing of our election fails to occur, the Company will not hold a closing and will seek to wind down. Prospective investors should note that:

•	Our common stock may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of by a Stockholder without the prior written consent of the Investment Adviser;

•	Our common stock is not currently listed on an exchange, and it is uncertain whether a secondary market will develop;

•	repurchases of common stock by us, if any, are expected to be very limited;

•	an investment in our common stock may not be suitable for investors who may need the money they invest in a specified time frame;

•	Investing in the Company may be considered speculative and involves a high degree of risk (See Item 1A: “RISKS RELATING TO OUR BUSINESS: We may suffer credit losses”);

•	The Company’s shares will not be registered under the Securities Act of 1933 and are subject to substantial restrictions on transfer;

•	There will be no trading market for the shares, and investors most likely will have to hold their shares until the final liquidation of the Company. Therefore, the Company’s shares constitute illiquid investments;

•	Investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company;

•	If the Company makes additional offerings of its shares in the future, an investor may be required to make additional purchases of the Company’s shares on one or more dates to be determined by the Company;

•	Distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment; any capital returned to investors through distributions will be distributed after payment of fees and expenses, and will reduce a shareholder’s adjusted tax basis in its shares, thereby increasing the shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of the shares;

•	The privately-held companies and below-investment-grade securities in which the Company will invest will be difficult to value and are illiquid;

•	The Company will elect to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on the activities of the Company, including restrictions on leverage and on the nature of its investments;

•	The Company will invest in securities that are rated below investment grade by ratings agencies or that would be rated below investment grade if they were rated; below investment grade securities, which are often referred to as “junk” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal; and

•	Certain provisions of the 1940 Act and its rules thereunder may impose certain restrictions on the ability of the Company to invest in securities of the same companies in which other clients of the Company’s Investment Adviser are invested. The Investment Adviser has filed an application with the SEC on behalf of itself and certain of its affiliated persons seeking an exemptive order from such provisions, but there can be no assurances the SEC will ultimately grant the relief sought in the exemptive application. Co-investments made under the exemptive relief, if granted, would be subject to compliance with the conditions and other requirements contained in the exemptive relief provided by the SEC.

FORWARD-LOOKING STATEMENTS

Statements contained in this Registration Statement (including those relating to current and future market conditions and trends in respect thereof) that are not historical facts are based on current expectations, estimates, projections, opinions and/or beliefs of the Company, the Investment Adviser and/or its affiliates (collectively, “Brightwood”). These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “seek”, “should”, “target”, “will”, “would” or variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this Registration Statement involve risks and uncertainties.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the 1934 Act, which preclude civil liability for certain forward- looking statements, do not apply to the forward-looking statements in this Registration Statement because we are an investment company.

The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:

•	the Company’s future operating results;

•	changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including with respect to changes from the impact of the COVID-19 pandemic; the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak;

•	lack of sufficient investment opportunities;

•	volatility of leveraged loan markets;

•	risk of borrower default;

•	the restricted nature of investment positions;

•	the illiquid nature of our portfolio;

•	interest rate volatility, including volatility associated with the decommissioning of LIBOR and the transition to new reference rates;

•	the effect of the COVID-19 pandemic on the Company’s business prospects and the prospects of the Company’s portfolio companies, including the Company’s and the portfolio companies’ ability to achieve their respective objectives;

•	the effect of the disruption caused by the COVID-19 pandemic on the Company’s ability to effectively manage the Company’s business and on the availability of equity and debt capital and the Company’s use of borrowed money to finance a portion of the Company’s investments;

•	the Company’s business prospects and the prospects of the Company’s prospective portfolio companies;

•	the impact of increased competition;

•	the Company’s contractual arrangements and relationships with third parties;

•	the dependence of the Company’s future success on the general economy and its impact on the industries in which the Company invests;

•	the ability of the Company’s prospective portfolio companies to achieve their objectives;

•	the relative and absolute performance of the Investment Adviser;

•	the ability of the Investment Adviser and its affiliates to retain talented professionals;

•	the Company’s expected financings and investments;

•	the Company’s ability to pay dividends or make distributions;

•	the adequacy of the Company’s cash resources;

•	risks associated with possible disruptions due to terrorism in the Company’s operations or the economy generally;

•	the impact of future acquisitions and divestitures;

•	the Company’s regulatory structure and tax status as a BDC and a regulated investment company (a “RIC”); and

•	future changes in laws or regulations and conditions in the Company’s operating areas.

ITEM 1.            BUSINESS.

(a)            General Development of Business

The Company was formed on November 15, 2021, as a Maryland corporation. We expect to conduct a private offering of our common stock (the “Shares”) to investors in reliance on exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). We anticipate commencing our loan origination and investment activities on the date we issue Shares to persons not affiliated with the Investment Adviser, which we refer to as the “Initial Closing Date.” We expect the Initial Closing Date to occur in the third quarter of 2022, and may conduct subsequent closings (each, a “Subsequent Closing”). Shortly after the effectiveness of this Registration Statement, we intend to file with the SEC an election to be treated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “Item 1(c). Description of Business—Regulation as a Business Development Company” and “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Consequences.”

The common stock described herein has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any other state or the securities laws of any other jurisdiction. The Shares of common stock will be offered and sold under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made. Shares of common stock are being offered solely to investors that are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)            Description of Business

General

We are a business development company. Our primary focus is investing in growing small and medium-sized businesses that we believe can repay their loans and provide an attractive stream of income to investors in the process. The Company intends to target middle market private companies underserved by traditional capital sources. Its strategy will focus on opportunities within business services, franchising, healthcare, technology and telecommunications, and transportation and logistics. Rather than solely through the mainstream broker/dealer channel, the Company will directly originate opportunities through the Adviser’s proprietary investment platform.

The Company will primarily invest in portfolio companies in the form of first lien senior secured loans (including any related warrants or other equity securities of such portfolio companies). These senior secured loans typically provide for cash interest and amortization payments throughout the life of the loan. The Company generally obtains security interests in the assets of its portfolio companies that serve as collateral in support of the repayment of these loans. The Company does not intend to invest in second lien or mezzanine debt investments. We may make investments through wholly owned subsidiaries. Such subsidiaries are expected to be organized as corporations or limited liability companies and will not be registered under the 1940 Act. These subsidiaries may be formed to obtain favorable tax benefits or to obtain financing on favorable terms due to their bankruptcy-remote characteristics. Our board of directors (the “Board”) has oversight responsibility for our investment activities, including our investment in any such subsidiary, and our role as sole shareholder of any such subsidiary. To the extent applicable to the investment activities of a subsidiary, the subsidiary will follow the same compliance policies and procedures as the Company. We would “look through” any such subsidiary to determine compliance with our investment policies, and would generally expect to consolidate any such wholly-owned subsidiary for purposes of our financial statements and compliance with the 1940 Act. Furthermore, we intend to comply with the current requirements under the Code and Treasury Regulations (defined below) for income derived from our investment in the subsidiary to be treated as “qualifying income” from which a RIC must derive at least 90% of its annual gross income. See “—Material U.S. Federal Income Tax Considerations.”

The investments that we intend to invest in are almost entirely unrated or rated below investment grade, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce our net asset value and income distributions.

Because we intend to qualify as a RIC under the Code, our portfolio will be subject to diversification and other requirements. See “—Material U.S. Federal Income Tax Considerations.”

In accordance with the 1940 Act as presently in effect, BDCs generally are prohibited from incurring additional leverage to the extent it would cause them to have less than a 150% asset coverage ratio, reflecting approximately a 2:1 debt to equity ratio, taking into account the then current fair value of their investments.

Notwithstanding the foregoing, the Company will not utilize leverage or otherwise borrow in excess of 100% of the Stockholders’ Capital Commitments. For the avoidance of doubt, the Company will not utilize leverage or otherwise borrow in excess of 125% (measured at any point of time) of the Stockholders’ Capital Commitments.

The Investment Adviser

The Company’s investment activities will be managed by Brightwood Capital Advisors, LLC (the “Investment Adviser”). The Investment Adviser is a Delaware limited liability company that is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services pursuant to the investment advisory and management agreement (the “Investment Advisory Agreement”) by and between the Investment Adviser and us. In particular, the Investment Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. Furthermore, pursuant to the Investment Advisory Agreement, the Investment Adviser may also provide certain administrative services to the Company not otherwise provided by the Administrator (as defined below).

The Investment Adviser will make a Capital Commitment to the Company equal to one percent (1%) of the total Capital Commitments on or prior to the initial closing.

The Administrator

We will enter into an administration agreement (the “Administration Agreement”) with Brightwood Capital Advisors, LLC, a Delaware limited liability company (in such capacity, the “Administrator”), under which the Administrator will provide administrative services for us, including arranging office facilities for us and providing office equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the Administration Agreement, the Administrator will also perform, or oversee the performance of, our required administrative services, which includes being responsible for the financial records which we are required to maintain and preparing reports to our Stockholders and reports filed with the SEC and providing the services of our chief financial officer, chief compliance officer, and their respective staffs. In addition, the Administrator will assist us in determining and publishing our net asset value, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to our Stockholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. The Administrator may also provide on our behalf managerial assistance to our portfolio companies.

To the extent (i) “Benefit Plan Investors” (as defined below) hold 25% or more of our outstanding Shares, and (ii) we do not operate the Company as a “venture capital operating company”, our Administrator will outsource certain of its administrative functions, including among other things, those relating to the valuation of our investment portfolio, to one or more independent valuation firms (each, a “Valuation Agent”). In addition, during such time period, our Administrator generally will not be entitled to reimbursement for our allocable portion of the compensation of, or other expenses pertaining to, any personnel employed by the Administrator or any of its affiliates that may perform services for us (including our chief financial officer, chief compliance officer and their respective staffs), nor will the Administrator be entitled to reimbursement for our allocable portion of its overhead expenses during such period. To the extent (i) Benefit Plan Investors hold less than 25% of our Shares or (ii) we operate the Company as a “venture capital operating company”, we will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to us under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staffs.

Competition

We will compete for investments with a number of BDCs and investment funds (including private equity and hedge funds), as well as traditional financial services companies such as commercial banks and other sources of financing. Many of these entities have greater financial and managerial resources than we do. We believe we will be able to be competitive with these entities primarily on the basis of the experience and contacts of our management team, our responsive and efficient investment analysis and decision-making processes, the investment terms we offer, the model that we employ to perform our due diligence and our model of investing in companies and industries we know well.

We believe that some of our competitors may make investments with interest rates and returns that are comparable to or lower than the rates and returns that we target. Therefore, we do not seek to compete solely on the interest rates and returns that we offer to potential portfolio companies. For additional information concerning the competitive risks we face, see Item 1A.—Risk Factors.

Investment Objective and Strategy

The Company has adopted the following business strategies to achieve the Company’s investment objectives:

•	target middle market private companies underserved by traditional capital sources;

•	largely focus on five areas of industry, or “core verticals”, in which it will invest – business services, franchising, healthcare, technology and telecommunications, and transportation and logistics;

•	directly originate opportunities through the Adviser’s proprietary investment platform rather than rely solely on the mainstream broker/dealer channel;

•	concentrate capital in secured term loans to generate current income with strong downside protection; and

•	capture origination fees and other fee income to increase the total return.

The Company primarily invests in portfolio companies in the form of first lien senior secured loans. These senior secured loans typically provide for cash interest and amortization payments throughout the life of the loan. The Company generally obtains security interests in the assets of its portfolio companies that serve as collateral in support of the repayment of these loans. Our investments may also include original issue discount (“OID”) instruments, such as zero coupon bonds and loans with contractual payment-in-kind (“PIK”) interest, which represents contractual interest added to a loan balance and due at the end of such loan’s term.

Typically, the Company’s senior secured loans have final maturities of four to six years. To preserve an acceptable return on investment in case of early repayment, the Adviser seeks to structure these loans with prepayment premiums. The Company will not invest greater than $25 million in any single investment, measured at the time of investment.

Underwriting and Monitoring

The Adviser employs a rigorous underwriting process entailing an exhaustive sequence of processes prior to opportunities being submitted to the relevant Investment Committee (as defined below) for approval and continuing until realization. The process by which opportunities are originated, underwritten, approved, monitored, and ultimately exited entails a series of checks and balances to invite scrutiny and debate at each phase.

Phase	Checks & Balances
Origination	•	The Investment Team (the personnel at the Adviser engaged in the investment process) obtains investment opportunities from many sources that are carefully reviewed and screened against its proprietary metrics to determine whether they merit further consideration
Underwriting	•	The Investment Team conducts due diligence and analysis of investment opportunities
	•	Any of Brightwood’s Network Advisers engaged by the Adviser from among its limited partners with operating expertise in its target markets or other industry contacts participate in diligence process
	•	The Investment Committee provides majority consent on all investments
	•	Moody’s, S&P or DBRS provide credit estimates for investment opportunities
Monitoring	•	The Risk Team performs ongoing portfolio monitoring
	•	Third party valuation services provide valuations for each portfolio investment on a quarterly basis
Exits	•	The Chief Credit Officer oversees all workouts and restructurings

The Adviser has long-term relationships with industry participants, consultants and management teams in the industries the Company is targeting, as well as substantial information concerning those industries. The Adviser deploys significant resources in originating investment opportunities from family-, founder- and entrepreneur-owned businesses with EBITDA of $25 million to $75 million. This strategy differs considerably from larger rivals focusing attention solely on private equity or sponsor-controlled companies with EBITDA exceeding $75 million. The Adviser pursues this growing niche within the middle market as other lenders aggressively pursue a “sponsor coverage” model.

The attractiveness of an investment is determined by its risk adjusted return profile. The Adviser measures risk in several ways including financial leverage, loan-to-value and probability of default by the borrower.

These direct investments enable the Adviser to perform in-depth due diligence and play an active role in structuring financings. The Adviser believes that effectuating the transaction terms and having greater insight into a portfolio company’s operations and financial picture assist the Adviser in minimizing downside potential, while reinforcing the Adviser as a trusted partner that delivers comprehensive financing solutions.

The Adviser intends to use a disciplined investment and risk management process in connection with the Fund that emphasizes fundamental research and a rigorous analytical framework. The Company will scale its investments so that the larger sized positions represent less risk than the smaller sized positions. At the same time, the Investment Advisor will take into consideration a variety of factors in managing the Company’s portfolio and impose portfolio-based risk constraints promoting a more diverse portfolio of investments and limiting issuer and industry concentration. The Adviser’s value-oriented investment philosophy will focus on preserving capital and ensuring that the Company’s investments have an appropriate return profile in relation to risk.

The Adviser believes it is critical to conduct extensive due diligence on investment targets. In evaluating new investments, the Company will aim to conduct a rigorous due diligence process that draws upon investment experience, industry expertise and a network of contacts of the Adviser’s senior underwriting professionals, as well as the other members of the Investment and Risk Teams. Among other things, The Adviser’s due diligence is designed to ensure that a prospective portfolio company will be able to meet its debt service obligations. The Adviser’s diligence process is typically four to six weeks. In conducting due diligence, the Adviser does an extensive review of the business supplemented by publicly available information as well as information from relationships with former and current management teams, consultants, competitors and investment bankers. The Adviser’s due diligence methodology further allows it to screen a high volume of potential investment opportunities on a consistent and thorough basis.

The Adviser monitors its portfolio companies on an ongoing basis. For example, the Investment Team continues to be involved in monitoring and staying abreast of developments and opportunities affecting each portfolio company. In addition, post investment, formal monitoring of each company is conducted by the Risk Team under the supervision of the Chief Credit Officer.

The Adviser has several methods of evaluating and monitoring the performance and fair value of its investments, which include the following:

•	assessment of success in adhering to each portfolio company’s business plan and compliance with covenants;

•	periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other Adviser portfolio companies in the industry, if any;

•	attendance at, and participation in, board meetings and lender’s calls; and

•	review of quarterly financial statements and financial projections for portfolio companies.

Mandatory reports from portfolio companies typically include the following: (i) a quarterly financial reporting package including financial statements and (ii) annual audited financial statements presented in accordance with generally accepted accounting principles. These reports are presented in U.S. dollars and used to monitor financial results, identify and evaluate variances from approved budget and the Adviser’s internal projection model, analyze key operating metrics and compare to industry standards. The overall goal is to receive sufficient information on a timely basis so that the Adviser is in a position to identify potential issues early. The Adviser’s periodic calls with management also help to identify issues before they arise.

Exit Strategies/Refinancing

We expect that the Company’s realization alternatives for its investments may include: (a) proceeds from a refinancing; (b) proceeds from any private equity capital raised; (c) the sale of non-core assets or subsidiaries; (d) sale by the Company; (e) the sale of the portfolio company; (f) the public or private offering of debt or equity including, without limitation, collateralized loan obligations; and (g) the repayment of principal. The Company intends to identify a range of exit strategies for the Company at the time of the Company’s initial investment. To seek further protection, the Company intends to build realization features into the documentation of each investment that may include: (i) put/repurchase rights on warrants, preferred and common shares; (ii) registration rights; and (iii) tag along and drag along rights. The Company believes this broad range of exit alternatives will improve the ability of the Company both to preserve capital and to realize its investments in difficult economic times, increasing the likelihood that such structured investments will be a sound investment strategy in all economic cycles.

Valuation of Portfolio Securities

At all times consistent with accounting principles generally accepted in the United States of America (“GAAP”), the 1940 Act and ERISA, if applicable, we will conduct a valuation of our assets, pursuant to which our net asset value is determined.

We will value our assets on a quarterly basis, or more frequently if required under the 1940 Act. For purposes of the 1940 Act, our Board is ultimately and solely responsible for determining the fair value of our portfolio investments on a quarterly basis in good faith, including investments that are not publicly traded, those whose market prices are not readily available and any other situation where our portfolio investments require a fair value determination. Security transactions are accounted for on a trade date basis.

For all valuations, the Valuation Committee of our Board, which consists solely of directors who are not “interested persons” of the Company, as such term is used under the 1940 Act (the “Independent Directors”), will review these preliminary valuations and our Board, a majority of whom are Independent Directors, will discuss the valuations and determine the fair value of each investment in the portfolio in good faith.

To the extent (i) Benefit Plan Investors hold 25% or more of our outstanding Shares, and (ii) we do not operate the Company as a “venture capital operating company”, one or more valuation agents (“Valuation Agents”) will be engaged to independently value our investments.

Regulation as a Business Development Company

A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements.

SEC Reporting

The Company is subject to the reporting requirements of the Exchange Act, which includes annual and periodic reporting requirements.

Governance

The Company is a corporation and, as such, is governed by a board of directors. The directors are subject to removal by holders of a majority of the Company’s outstanding voting securities. The 1940 Act requires that a majority of the Company’s directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that the Company may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by the holders of a majority of the outstanding voting securities.

1940 Act Ownership Restrictions

The Company does not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate. Subject to certain exemptive rules, including Rule 12d1-4, the Company may, subject to certain conditions, invest in other investment companies in excess of such thresholds.

Qualifying Assets

We may invest up to 100% of our assets in securities acquired directly from, and/or loans originated directly to, issuers in privately-negotiated transactions.

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made and after giving effect to such acquisition, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Company’s business are the following:

•	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an “eligible portfolio company” (as defined in the 1940 Act), or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

•	is organized under the laws of, and has its principal place of business in, the United States;

•	is not an investment company (other than a small business investment company wholly owned by the Company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

•	satisfies any of the following:

•	has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;

•	is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or

•	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

•	Securities of any eligible portfolio company that the Company controls.

•	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

•	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

•	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.

•	Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act) or high-quality debt securities maturing in one year or less from the time of investment.

Plan Assets

U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) describes what constitutes the assets of a Plan (i.e., (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities) with respect to the Plan’s investment in an entity for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan Assets Regulation, if a Plan invests in an “equity interest” of an entity that is not a “publicly offered security” (as discussed below) then the Plan’s assets will include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless either (i) the entity is an “operating company” or (ii) equity participation in the entity by Benefit Plan Investors is not “significant,” each as discussed below. Under the Plan Assets Regulation, investment in an entity is “significant” if participation by Benefit Plan Investors equals or exceeds 25% of any class of equity of the Company. For these purposes, the term “Benefit Plan Investor” is defined as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) any “plan” as defined in and subject to Section 4975 of the Code, and (c) any entity whose underlying assets include Plan assets by reason of a Plan’s investment in the entity. For purposes of the 25% determination, the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such person (each of the foregoing, a “Controlling Person”) is disregarded.

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged directly or through majority-owned subsidiaries, in the production or sale of a product or service other than the investment of capital. The Plan Assets Regulation provides that the term “operating company” includes an entity that is a “venture capital operating company,” or “VCOC.” Generally, in order to qualify as a VCOC, an entity, on its “initial valuation date” and annually thereafter on one day during each of its “annual valuation periods,” must have at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment), invested in operating companies (other than VCOCs) in which such entity has obtained direct and otherwise sufficient contractual management rights. In addition, the entity must, in the ordinary course of business, actually exercise such management rights with respect to at least one of the operating companies in which it invests.

The Plan Assets Regulation defines a “publicly-offered security” as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. For these purposes, a security is considered “widely held” only if it is part of a class of securities that is owned by 100 or more investors that are independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control. In addition, the Plan Assets Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Assets Regulation further provides that, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Private Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is noted that the Plan Assets Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Plan Assets Regulation.

Until such time as Common Shares constitute a “publicly-offered security” under the Plan Assets Regulation, the Advisor intends to operate the Company so that the assets of the Company will not be considered “plan assets.” In that regard, the Advisor will either (i) endeavor to comply with the requirements applicable to VCOCs or (ii) seek to limit investment in the Company by Benefit Plan Investors to less than 25% of each class of equity interests in the Company, based upon assurance provided by investors. In the event that the Advisor seeks to limit investment by Benefit Plan Investors to comply with such 25% limitation, the Company may take certain actions to ensure compliance with such restriction, including requiring one or more Benefit Plan Investors to sell shares to other stockholders or a third party, reducing Capital Commitments of Benefit Plan Investors or redeeming of all or a portion of the shares held by a Benefit Plan Investor. In circumstances in which investment by Benefit Plan Investors in the Company is or may become “significant” and no other exception under the Plan Assets Regulation is available, other remedial measures may also apply.

Prior to accepting funds to purchase Common Shares from any investor, the investor will be required to make certain representations in its Subscription Agreement with respect to ERISA matters, including whether the investor is, or is not and will not be, a Benefit Plan Investor or Controlling Person.

Insurance Company General Accounts. Any insurance company proposing to invest assets of its general account in the Company should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision.

Governmental, Church and Non-U.S. Plans. Governmental plans, certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to federal, state, local, non-U.S. or other laws and regulations that are similar to such provisions of ERISA and the Code. Fiduciaries of such plans should consult with their own counsel before purchasing shares of the Company’s Common Shares.

The foregoing discussion of certain aspects of ERISA and Section 4975 of the Code is based upon ERISA, judicial decisions, U.S. Department of Labor regulations, rulings and opinions in existence on the date hereof, all of which are subject to change and should not be construed as legal advice. This summary is general in nature and does not address every issue that may be applicable to the Company or to a particular investor. Fiduciaries of employee benefit plans should consult with their own counsel with respect to issues arising under ERISA, Section 4975 of the Code or other applicable law and make their own independent investment decision.

Limitations on Leverage

As a BDC, we generally must have at least 150% asset coverage for its debt after incurring any new indebtedness, meaning that the total value of our assets, less existing debt, must be at least twice the amount of the debt (i.e., 200% leverage). If the Company is licensed as an SBIC, the limitations on leverage applicable to BDCs under the 1940 Act may be exceeded.

The Company will not utilize leverage or otherwise borrow in excess of 100% of the Stockholders’ Capital Commitments. For the avoidance of doubt, the Company will not utilize leverage or otherwise borrow in excess of 125% (measured at any point of time) of the Stockholders’ Capital Commitments.

Managerial Assistance to Portfolio Companies

A BDC must be operated for the purpose of making investments in the types of securities described in “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. Where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, such that at least 70% of our assets are qualifying assets. Typically, we will invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by a Stockholder, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, certain diversification tests in order to qualify as a RIC for federal income tax purposes will typically require us to limit the amount we invest with any one counterparty.

Senior Securities

As a corporation, the Company will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to its common stock if the Company’s asset coverage, as defined in the 1940 Act, is at least equal to 150% for indebtedness and 200% for preferred equity immediately after each such issuance. In addition, while any preferred stock or publicly traded debt securities are outstanding, the Company may be prohibited from making distributions to its Stockholders or the repurchasing of such securities or shares unless it meets the applicable asset coverage ratios at the time of the distribution or repurchase. The Company may also borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Item 1A. Risk Factors.” The 1940 Act imposes limitations on a BDC’s issuance of preferred shares, which are considered “senior securities” subject to the 200% asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the common Stockholders (one share one vote); and (ii) preferred Stockholders must have the right, as a class, to appoint directors to the Board.

Notwithstanding the foregoing, the Company will not utilize leverage or otherwise borrow in excess of 100% of the Stockholders’ Capital Commitments. For the avoidance of doubt, the Company will not utilize leverage or otherwise borrow in excess of 125% (measured at any point of time) of the Stockholders’ Capital Commitments.

Code of Ethics

As a BDC, the Company and the Investment Adviser must adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements.

Anti-Takeover Measures

Maryland General Corporation Law, or the MGCL, as well as the Company’s Certificate of Incorporation and bylaws will include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company by means of a tender offer, proxy contest or otherwise or to change the composition of the Company’s Board. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board. These measures, however, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of the Company’s Stockholders and could have the effect of depriving Stockholders of an opportunity to sell their Shares at a premium over prevailing market prices. Such attempts could have the effect of increasing the Company’s expenses and disrupting its normal operation. Unless or until the consummation of an IPO, the Company will continue its investment activities and operations as a privately held BDC whose shares are subject to transfer restrictions as further described in see “Item 11. Description of Registrant’s Securities to be Registered—Transferability of Shares.” Accordingly, these anti-takeover measures will have limited practical effect until such time as the Company consummates an IPO.

Compliance Policies and Procedures and Other Considerations

As a BDC, the Company will not generally be able to issue and sell its common stock at a price below net asset value per share. It may, however, issue and sell its common stock, at a price below the current net asset value of the common stock, or issue and sell warrants, options or rights to acquire such common stock, at a price below the current net asset value of the common stock if the Company’s Board determines that such sale is in the Company’s best interest and in the best interests of its Stockholders, and its Stockholders have approved the policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such securities.

As a BDC, the Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Company’s officers, directors, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of Board who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance). Accordingly, there can be no assurance that the Company will be permitted to co-invest with any other funds managed by the Adviser or its affiliates, other than in the limited circumstances currently permitted by regulatory guidance.

As a BDC, the Company expects to be periodically examined by the SEC for compliance with the 1940 Act.

As a BDC, the Company will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the Company against larceny and embezzlement.

The Investment Adviser has relief from registration with the CFTC as a CPO with respect to the Company, and the Investment Adviser is exempt from registration with the CFTC as a CTA with respect to the Company and will therefore not be required to provide Stockholders with certified annual reports and other disclosure documents that satisfy the requirements of CFTC rules applicable to registered CPOs and CTAs.

The Company and the Investment Adviser will adopt and implement written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. As a BDC, the Company will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect the Company. For example:

●	pursuant to Rule 13a-14 of the Exchange Act, the President and Chief Financial Officer must certify the accuracy of the financial statements contained in the Company’s periodic reports;

●	pursuant to Item 307 of Regulation S-K, the Company’s periodic reports must disclose the Company’s conclusions about the effectiveness of the Company’s disclosure controls and procedures;

●	pursuant to Rule 13a-15 of the Exchange Act, the Company’s management must prepare an annual report regarding its assessment of the Company’s internal control over financial reporting and (once the Company ceases to be an emerging growth company under the JOBS Act or, if later, for the year following the Company’s first annual report required to be filed with the SEC) must obtain an audit of the effectiveness of internal control over financial reporting performed by the Company’s independent registered public accounting firm; and

●	pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, the Company’s periodic reports must disclose whether there were significant changes in the Company’s internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires the Company to review the Company’s current policies and procedures to determine whether the Company will comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Company will continue to monitor the Company’s compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that the Company is in compliance therewith.

Proxy Voting Policies and Procedures

The Company will delegate proxy voting responsibility to the Investment Adviser. As a fiduciary, the Investment Adviser has a duty to monitor corporate events and to vote proxies (in accordance with applicable law, including ERISA), as well as a duty to cast votes in the best interest of the Company and not to subrogate Company interests to its own interests. To meet its fiduciary obligations, the Investment Adviser seeks to ensure that it votes proxies in the best interest of the Company, and the Investment Adviser’s proxy voting policy addresses how the Investment Adviser will resolve any conflict of interest that may arise when voting proxies. The Investment Adviser’s proxy voting policy attempts to generalize a complex subject and the Investment Adviser may, from time to time, determine that it is in the best interests of the Company to depart from specific policies described therein.

The Investment Adviser is responsible for processing all proxy notifications received by the Investment Adviser. All proxy voting requests received are forwarded to the appropriate contact person at the Investment Adviser that is responsible for monitoring the issuer. The appropriate contact person at the Investment Adviser communicates the proxy voting decision to the Investment Adviser. The Investment Adviser shall keep a record of its proxy voting policies and procedures, proxy statements received and votes cast, in accordance with its record keeping policies. The trade operations department is responsible for maintaining records with respect to proxy voting.

Reporting Obligations

The Company will be required to comply with periodic reporting requirements under the Exchange Act, and, will make available to Stockholders annual reports containing audited financial statements, quarterly reports on Form 10-Q, and such other reports as the Company determines to be appropriate or as may be required by law. The Company is filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the Exchange Act. Upon the effectiveness of the Company’s Form 10 Registration Statement under the Exchange Act, the Company will be required to comply with all reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Stockholder reports and other information about the Company are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and an investment in Shares. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”), the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) and judicial decisions, each as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The U.S. federal income tax laws addressed in this summary are highly technical and complex, and certain aspects of their application to us are not completely clear. In addition, certain U.S. federal income tax consequences described in this summary depend upon certain factual matters, including (without limitation) the value and tax basis ascribed to our assets and the manner in which we operate, and certain complicated tax accounting calculations. We have not sought, and will not seek, any ruling from the IRS regarding any matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed below. This summary does not purport to be a complete description of all the tax aspects affecting us and our Stockholders. For example, this summary does not describe all U.S. federal income tax consequences that may be relevant to certain types of Stockholders subject to special treatment under U.S. federal income tax laws, including Stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, persons subject to Section 1061 of the Code, persons that hold Shares through a foreign financial institution, persons that hold Shares through a non-financial foreign entity, Non-U.S. Stockholders (as defined below) engaged in a trade or business in the U.S. or Non-U.S. Stockholders entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, persons holding our Shares in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, a trader in securities that elects to use a market-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that Stockholders hold our Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary generally does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

A “U.S. Stockholder” generally is a beneficial owner of Shares that is, for U.S. federal income tax purposes:

●	A citizen or individual resident of the U.S.;

●	A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

●	A trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

●	An estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Stockholder” generally is a beneficial owner of Shares that is not a U.S. Stockholder or a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Shares, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A Stockholder that is a partnership holding Shares, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of Shares.

Tax matters are very complicated and the tax consequences to each Stockholder of an investment in Shares will depend on the facts of his, her or its particular situation. You should consult your own tax adviser regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Taxation as a Regulated Investment Company

We intend to elect, and intend to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our Stockholders as dividends. Rather, dividends distributed by us generally will be taxable to our Stockholders, and any net operating losses, foreign tax credits and other tax attributes of ours generally will not pass through to our Stockholders, subject to certain exceptions and special rules for certain items such as net capital gains and qualified dividend income recognized by us. See “—Taxation of U.S. Stockholders” and “—Taxation of Non-U.S. Stockholders” below.

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to be eligible to be taxed as a RIC, we must distribute to our Stockholders, for each taxable year, at least 90% of our “investment company taxable income”, which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

If we:

●	qualify as a RIC; and

●	satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of our income that is timely distributed (or is deemed to be timely distributed) to our Stockholders. If we fail to qualify as a RIC, we will be subject to U.S. federal income tax at the regular corporate rates on our income and capital gains.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income and gain recognized, but not distributed and on which we did not pay corporate-level U.S. federal income tax, in preceding years (the “Excise Tax Avoidance Requirement”). While we intend to make distributions to our Stockholders in each taxable year that will be sufficient to avoid any U.S. federal excise tax on our earnings, there can be no assurance that we will be successful in entirely avoiding this tax.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

●	continue to qualify as a BDC under the 1940 Act at all times during each taxable year;

●	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships”, or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and

●	diversify our holdings so that at the end of each quarter of the taxable year:

●	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

●	no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of: (1) one issuer, (2) two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades, or (3) businesses or of certain “qualified publicly traded partnerships” (the “Diversification Tests”).

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses). If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its Stockholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset capital gains, indefinitely. Due to these limits on the deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to its Stockholders even if such income is greater than the aggregate net income we actually earned during those years.

For U.S. federal income tax purposes, we may be required to include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in our taxable income in each year the portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual and before we receive any corresponding cash payments, we may be required to make a distribution to our Stockholders in order to satisfy the Annual Distribution Requirement, even though we would not have received any corresponding cash payment.

Accordingly, to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash from other sources to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate level U.S. federal income tax (and any applicable state and local taxes).

We may be prevented by financial covenants contained in our debt financing agreements, if any, from making distributions to our Stockholders. In addition, under the 1940 Act, we are generally not permitted to make distributions to our Stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “—Senior Securities”, below. Limits on distributions to our Stockholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC or subject us to the 4% U.S. federal excise tax.

Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our Stockholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Under the 1940 Act, we are not permitted to make distributions to our Stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert long-term capital gain into short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.

Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our Stockholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury Regulations, produce income not among the types of “qualifying income” from which a RIC must derive at least 90% of its annual gross income.

We intend to comply with the current requirements under the Code and the Treasury Regulations for income derived from any investment in a subsidiary to be treated as qualifying income. There is no assurance that the applicable provisions of the Code and the Treasury Regulations will remain in effect; these provisions (and interpretations thereof) are subject to change, potentially with retroactive effect. We could be required to restructure or liquidate our investments accordingly. In the case of such liquidation, there is no guarantee that we would be able to reinvest such investments in securities with comparable returns.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Failure to Qualify as a RIC

If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year or quarter of such taxable year, respectively, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code apply (which may, among other things, require us to pay certain corporate-level U.S. federal income taxes or to dispose of certain assets). If we fail to qualify for treatment as a RIC and such relief provisions do not apply to us, we will be subject to U.S. federal income tax on all of our taxable income at regular corporate rates (and also will be subject to any applicable state and local taxes), regardless of whether we make any distributions to our Stockholders. Distributions would not be required. However, if distributions were made, any such distributions would be taxable to our Stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits and, subject to certain limitations under the Code, any such distributions may be eligible for the 20% maximum rate applicable to non-corporate taxpayers. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Stockholder’s tax basis, and any remaining distributions would be treated as a capital gain.

Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the five-year period after our requalification as a RIC, unless we made a special election to pay corporate-level U.S. federal income tax on such built-in gain at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.

Taxation of U.S. Stockholders

The following discussion only applies to U.S. Stockholders. Prospective Stockholders that are not U.S. Stockholders should refer to “—Taxation of Non-U.S. Stockholders” below.

Distributions

Distributions by us generally are taxable to U.S. Stockholders as either dividend income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) generally will be taxable as dividend income to U.S. Stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by us as “capital gain dividends” will be taxable to a U.S. Stockholder as long-term capital gains that are currently taxable at a current maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. Stockholder’s holding period for his, her or its shares and regardless of whether paid in cash or reinvested in additional shares. Distributions in excess of our earnings and profits first will reduce a U.S. Stockholder’s adjusted tax basis in such Stockholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Stockholders.

We may elect to retain our net capital gains or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, we may designate the retained amount as undistributed net capital gains in a notice to our Stockholders who will be treated as if each received a distribution of the pro rata share of such net capital gain, with the result that each Stockholder will: (i) be required to report the pro rata share of such net capital gain on the applicable tax return as long-term capital gains; (ii) receive a refundable tax credit for the pro rata share of tax paid by us on the net capital gain; and (iii) increase the tax basis for the shares of our stock held by an amount equal to the deemed distribution less the tax credit.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholders will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to Stockholders of record on a specified date in any such month and actually paid during January of the following year, will be treated as if it had been received by its U.S. Stockholders on December 31 of the year in which the dividend was declared.

If an investor purchases Shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

We or the applicable withholding agent will send to each of its U.S. Stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions from us generally will be reported to the IRS (including the amount of dividends, if any, that are eligible to be treated as “qualified dividend income” subject to tax at 20.0% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to qualified dividend income because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Stockholder’s particular situation.

Certain distributions reported by us as section 163(j) interest dividends may be treated as interest income by U.S. Stockholders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the Stockholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

Dispositions

A U.S. Stockholders generally will recognize taxable gain or loss if the U.S. Stockholders sells or otherwise disposes of his, her or its Shares. The amount of gain or loss will be measured by the difference between such Stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Stockholders has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

A 3.8% tax is imposed under Section 1411 of the Code on the “net investment income” of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes payments of dividends on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of our shares (unless the shares are held in connection with certain trades or businesses), less certain deductions. Prospective investors in our securities should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our shares.

To the extent we are not treated as a “publicly offered regulated investment company” within the meaning of Section 67(c)(2) of the Code and the Treasury Regulations issued thereunder, certain “affected investors” would be limited in their ability to deduct, for federal income tax purposes, their allocable share of our “affected RIC expenses.” In particular, “affected RIC expenses” will be deductible by the “affected investors” only to the extent they exceed 2% of such a stockholder’s adjusted gross income after 2025 and will not be deductible at all before then, are not deductible for AMT purposes and are subject to the overall limitation on itemized deductions under Section 68 of the Code. To be treated as a “publicly offered regulated investment company” for this purpose, our shares would need to be (i) continuously offered pursuant to a public offering,(ii) regularly traded on an established securities market, or (iii) held by at least 500 stockholders at all times during the applicable taxable year. Investors that would be subject to the deductibility limitations under these rules include stockholders that are (i) individuals (other than nonresident aliens whose do not treat income from us as effectively connected with the conduct of a U.S. trade or business), (ii) persons such as trusts or estates that compute their income in the same manner as an individual, (iii) and pass-through entities that have one or more partners or members that are described in clauses (i) or (ii). Under temporary Treasury Regulations, such “affected RIC expenses” include those expenses allowed as a deduction in determining our investment company taxable income, less (among other items) registration fees, directors’ fees, transfer agent fees, certain legal and accounting fees and expenses associated with legally required stockholders communications. Stockholders that would be treated as “affected investors” should consult their own tax advisors concerning the applicability such rules to their investment in our shares.

U.S. Taxation of Tax-Exempt U.S. Stockholders

A U.S. Stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Stockholders of the activities we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Stockholders is not expected to be subject to U.S. taxation solely as a result of the holder’s ownership of, and receipt of dividends with respect to, our common stock. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Stockholders. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

Prospective tax-exempt U.S. Stockholders are encouraged to consult with their own tax advisors regarding the tax consequences of an investment in our common stock.

Tax Shelter Reporting Regulations

Under applicable Treasury Regulations, if a U.S. Stockholder recognizes a loss with respect to our common stock of $2.0 million or more for a non-corporate U.S. Stockholder or $10.0 million or more for a corporate U.S. Stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. Stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Backup Withholding

We may be required to withhold U.S. federal income tax (“backup withholding”) from any distribution to a U.S. Stockholder (other than a corporation, a financial institution, or a Stockholder that otherwise qualifies for an exemption) (1) that fails to provide us or the distribution paying agent with a correct taxpayer identification number or a certificate that such Stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such Stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Stockholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

Taxation of Non-U.S. Stockholders

The following discussion applies only to Non-U.S. Stockholders. Whether an investment in Shares is appropriate for a Non-U.S. Stockholder will depend upon that person’s particular circumstances. An investment in Shares by a Non-U.S. Stockholder may have adverse tax consequences to such Non-U.S. Stockholder. Non-U.S. Stockholders should consult their tax advisers before investing in our common stock.

Distributions; Dispositions

Subject to the discussion in “—Foreign Account Tax Compliance Act” below, distributions of our “investment company taxable income” to Non-U.S. Stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Stockholders directly) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits, unless an applicable exception applies. Such dividends will not be subject to withholding of U.S. federal income tax to the extent that we report such dividends as “interest-related dividends” or “short-term capital gain dividends.” Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to withholding of U.S. federal income tax at the source if they had been received directly by a foreign person, and that satisfy certain other requirements. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding tax or, if eligible, will be reported as such by us. It should also be noted that in the case of shares in our common stock held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report a payment as an interest-related dividend or short-term capital gain dividend.

If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), we will not be required to withhold U.S. federal income tax if the Non-U.S. Stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. Stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

Subject to the discussion in “—Foreign Account Tax Compliance Act” below, actual or deemed distributions of our net capital gains to a Non-U.S. Stockholder, and gains realized by a Non-U.S. Stockholder upon the sale of our common stock, will not be subject to U.S. federal income or withholding tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Stockholder).

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Stockholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in Shares may not be appropriate for a Non-U.S. Stockholder.

Backup Withholding

A Non-U.S. Stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. Stockholder provides us or the distribution paying agent with an IRS Form W-8BEN, W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Stockholder or otherwise establishes an exemption from backup withholding.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and foreign tax consequences, of an investment in Shares.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity related to such holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners could be subject to this 30% withholding tax with respect to dividends paid in respect of our shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Certain State, Local and Foreign Tax Matters

We and our Stockholders may be subject to state, local or foreign taxation in various jurisdictions in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our Stockholders may not conform to the U.S. federal income tax treatment discussed above. In particular, our investments in foreign securities may be subject to foreign withholding taxes. The imposition of any such foreign, state, local or other taxes would reduce cash available for distribution to our Stockholders, and our Stockholders would not be entitled to claim a credit or deduction with respect to such taxes. Prospective investors should consult with their own tax advisers regarding the application and effect of state, local and foreign income and other tax laws on an investment in Shares.

The Private Offering

We expect to enter into separate subscription agreements with one or more investors providing for the private placement of Shares pursuant to the private offering and may enter into additional subscription agreements from time to time. Each investor will make a Capital Commitment to purchase Shares pursuant to a subscription agreement. The Investment Adviser will make a Capital Commitment to the Company equal to one percent (1%) of the total Capital Commitments on or prior to the initial closing.

Investors will be required to make capital contributions to purchase Shares each time we deliver a drawdown notice, which will be issued based on our anticipated investment activities and capital needs, in an aggregate amount not to exceed each investor’s respective Capital Commitment. We will deliver drawdown requests at least ten business days prior to the required funding date. All purchases of our common stock will generally be made pro rata in accordance with remaining Capital Commitments of all investors, at a per-Share price equal to the net asset value per Share of our common stock subject to any adjustments. Any adjustments would take into account a determination of changes to net asset value within 48 hours of the sale to assure compliance with Section 23(b) of the 1940 Act. At the end of the Investment Period (as defined below), Stockholders will be released from any further obligation to fund drawdowns and purchase additional Shares, subject to certain conditions as described in more detail below and in the subscription agreement. The first drawdown notice is expected to be issued in the Third calendar quarter of 2022, with subsequent drawdown notices to follow. In the event that a shareholder fails to pay all or any part of its Capital Commitment on a draw down date and such default remains uncured for a period of 10 business days, the Company is permitted to declare the shareholder to be in default of its obligations under the subscription agreement and may pursue any and all remedies available to it under law including, but not limited to, prohibiting the shareholder from purchasing additional shares on any future draw down date and offering up to 25% of the defaulting shareholder’s shares to the Company’s other shareholders or third party investors.

Investors may transfer or assign their Shares or Capital Commitment upon prior notice to the Board and satisfaction of the requirements with respect thereto set forth in the Company’s operating documents and in accordance with applicable law. The Board is entitled to object to such transfers if the Company’s operations would likely be materially and adversely affected, or if such transfer would raise legal, regulatory or competitive concerns for either the Company or the parties involved.

While we expect each Subscription Agreement to reflect the terms and conditions summarized in the preceding paragraphs, we reserve the right to enter into Subscription Agreements that contain terms and conditions not found in the Subscription Agreements entered into with other investors, subject to applicable law. No Stockholder will be granted, in its Subscription Agreement, the right to invest in Shares on more favorable economic terms and conditions than other Stockholders.

Investment Period

The Company’s investment period (“Investment Period”) will commence on the date of the Initial Closing and shall continue until the 48-month anniversary of the Initial Closing Date, subject to automatic extensions thereafter, each for an additional one year period, unless the holders of a majority of our outstanding Shares, elects to forego any such extension, upon not less than ninety days prior written notice to the Investment Adviser. Holders of a majority of our outstanding Shares may also terminate the Investment Period at any time, upon not less than ninety (90) days prior written notice to the Investment Adviser. The Investment Adviser may also terminate the Investment Period as of an earlier date in its good faith discretion after consulting with the Stockholders about the reasons for the termination and making good faith efforts to resolve the reason for the early termination if so requested by the holders of a majority of our outstanding Shares.

During the Investment Period, any amounts we receive as a return of capital (as opposed to a return on capital) with respect to our investments may, in the sole discretion of the Investment Adviser, be retained by us, without reducing the Stockholders’ unfunded Capital Commitments, for the purpose of making Company investments and/or for such other permissible purposes as set out in the Company’s operating documents. While we expect to distribute approximately our entire net investment income on a quarterly basis and substantially all of our taxable income on an annual basis, we may retain certain net capital gains for reinvestment and, depending upon the level of net investment income earned in a year, we may choose to defer distribution of net investment income for distribution in the following year and pay any applicable U.S. federal excise tax.

After the end of the Investment Period, the Stockholders will be released from any further obligation with respect to their then current unfunded Capital Commitments, except to the extent necessary to: (x) fund the Management Fee and other Company liabilities and expenses throughout the term of the Company (including to repay outstanding Financings of the Company); (y) complete Company investments that are in process or that have been committed to as of the end of the Investment Period; and (z) make follow-on investments in an aggregate amount up to 10% of the gross assets of the Company.

Investment Advisory Agreement

We are a closed-end, non-diversified management investment company that intends to elect to be regulated as a BDC under the 1940 Act. We will be externally managed by our Investment Adviser and pay our Investment Adviser a fee for its services (except that, to the extent that the assets of the Company are treated as “plan assets” for purposes of ERISA, we will not pay our Investment Adviser any fees related to services it may provide in its capacity as the Administrator, as set forth below). The following summarizes our arrangements with the Investment Adviser pursuant to the Investment Advisory Agreement.

Pursuant to the Investment Advisory Agreement, the Investment Adviser will:

●	determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

●	determine the securities and other assets that we will purchase, retain or sell;

●	identify, evaluate and negotiate the structure of our investments that we make;

●	execute, monitor and service the investments that we make;

●	perform due diligence on prospective portfolio companies;

●	vote, exercise consents and exercise all other rights appertaining to such securities and other assets on our behalf; and

●	provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require.

The Investment Adviser’s services under the Investment Advisory Agreement are not exclusive, and the Investment Adviser (so long as its services to us are not impaired) and/or other entities affiliated with the Adviser are permitted to furnish similar services to other entities. Under the Investment Advisory Agreement, the Investment Adviser will receive a fee for investment advisory and management services consisting of a base management fee (“Management Fee”). The cost of the Management Fee payable to the Investment Adviser is borne by us and, as a result, is indirectly borne by our common Stockholders.

The Investment Advisory Agreement is expected to be approved by our Board at the Board’s organizational meeting. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for a period of one year from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of the holders of a majority of our outstanding Shares, and (ii) the vote of a majority of our Independent Directors. The Investment Advisory Agreement will automatically terminate in the event of an assignment by the Investment Adviser. The Investment Advisory Agreement may be terminated by either party, or by a vote the holders of a majority of our outstanding Shares or, if less, such lower percentage as required by the 1940 Act, without penalty upon not less than 60 days’ prior written notice to the applicable party. If the Investment Advisory Agreement is terminated according to this paragraph, we will pay the Investment Adviser a pro-rated portion of the Management Fee (as defined below) then due. See “Item 1A. Risk Factors—Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser.”

The Investment Advisory Agreement provides that the Investment Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Investment Adviser’s services under the Investment Advisory Agreement or otherwise as the Investment Adviser, absent willful misfeasance, bad faith, gross negligence, or breach by the Investment Adviser of its fiduciary duties under ERISA, if applicable, in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations. However, the Investment Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, will not be entitled to such indemnification, if such damages, costs and expenses arose from their willful misfeasance, bad faith, gross negligence , or breach by the Investment Adviser of its fiduciary duties under ERISA, if applicable, in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations.

Under our charter, we will fully indemnify any person who was or is involved in any actual or threatened action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers, but only to the extent permitted by ERISA, if applicable. So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. To the extent that the Company’s assets are treated as “plan assets” for purposes of ERISA, the above indemnification and limitation of liability will be limited by ERISA. ERISA provides, among other things, that an ERISA plan or other entity whose assets are treated as “plan assets” may not indemnify its investment adviser or any other person that would be deemed such entity’s fiduciary for purposes of ERISA, for a breach of their fiduciary duties under ERISA. We will obtain liability insurance for our independent directors, which will be paid for by the Company.

The Company will pay the Investment Adviser a fee for its services under the Investment Advisory Agreement consisting of an annual Management Fee, payable quarterly, in the manner set forth below.

Management Fee

The Management Fee shall be calculated as follows: (a) if the aggregate Capital Commitment of Investors is less than or equal to $350,000,000, the Company will pay the Investment Adviser a Management Fee equal to an annual rate of 80 basis points of the gross assets associated with such Capital Commitments and (b) if the aggregate Capital Commitment of Investors is greater than $350,000,000, the Company will pay the Investment Adviser a Management Fee equal to an annual rate of 70 basis points of the Company’s gross assets associated with such Capital Commitments in excess of $350,000,000. The Management Fee shall be payable quarterly in arrears. The Management Fee shall be calculated based on the fair value of the average value of the gross assets of the Company at the end of the two most recently completed calendar quarters. Such amount shall be appropriately adjusted (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) for any share issuances or repurchases during a calendar quarter. The Base Management Fee for any partial month or quarter shall be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month or quarter relative to the total number of days in such month or quarter).

Expenses

All investment professionals of the Investment Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Investment Advisory Agreement (as opposed to the accounting, compliance and other administrative services set forth in clause (xxiii) below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Adviser and not by us.

We will bear our own legal and other expenses incurred in connection with our formation and organization and the offering of our Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Investment Adviser directly or pursuant to waivers of the Management Fee) (“Organizational Expenses”).

In addition to Management Fees, except as noted above, the Company is permitted to bear all expenses directly and specifically related to its operations, which expenses may include without limitation:

(i)	all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of Company investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator’s fees of third party administrators (subject to clause (xxiii) below) and financing costs (including interest expenses);

(ii)	expenses for liability insurance, including officers and independent directors liability insurance, cyber insurance and other insurance (but excluding the cost of liability insurance covering the Investment Adviser and its officers to the extent that bearing such expenses would be prohibited by ERISA);

(iii)	extraordinary expenses incurred by the Company (including litigation);

(iv)	indemnification and contribution expenses provided, that the Company will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;

(v)	taxes and other governmental fees and charges;

(vi)	administering and servicing and special servicing fees paid to third parties for the benefit of the Company;

(vii)	the cost of Company-related operational and accounting software and related expenses;

(viii)	cost of software (including the fees of third-party software developers) used by the Investment Adviser and its affiliates to track and monitor Company investments (specifically, cost of software related to data warehousing, portfolio administration / reconciliation, loan pricing and trade settlement attributable to the Company);

(ix)	expenses related to the valuation or appraisal of Company investments;

(x)	risk, research and market data-related expenses (including software) incurred for Company investments;

(xi)	fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 or Section 13 filings), blue sky filings and registration statement filings, as applicable) to which the Company is subject or incurred in connection with any governmental inquiry, investigation or proceeding involving the Company; provided, that the Company will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;

(xii)	costs associated with the wind-up, liquidation, dissolution and termination of the Company;

(xiii)	other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with the Investment Advisory Agreement and the Administration Agreement and fees for outside services provided to or on behalf of the Company; provided, that if the assets of the Company are treated as “plan assets” for purposes of ERISA, the Company will not incur such expenses or fees, if such expenses and fees arise in connection with such services, to the extent that they are performed by the Administrator and do not satisfy the requirements of a prohibited transaction exemption;

(xiv)	expenses of the Board (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings), to the extent permitted under applicable law, including ERISA, if applicable;

(xv)	annual or special meetings of the Stockholders;

(xvi)	the costs and expenses associated with preparing, filing and delivering to Stockholders periodic and other reports and filings required under federal securities laws as a result of the Company’s status as a BDC;

(xvii)	ongoing Company offering expenses;

(xviii)	federal and state registration fees pertaining to the Company;

(xix)	costs of Company-related proxy statements, Stockholders’ reports and notices;

(xx)	costs associated with obtaining the fidelity bonds as required by the 1940;

(xxi)	printing, mailing and all other similar direct expenses relating to the Company;

(xxii)	expenses incurred in preparation for or in connection with (or otherwise relating to) any IPO or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts; and

(xxiii)	to the extent (a) Benefit Plan Investors hold less than 25% of the Shares or (b) we operate the Company as a “venture capital operating company”, the Company’s allocable portion of overhead, including office equipment and supplies, rent and our allocable portion of the compensation paid to accounting, compliance and administrative staff employed by the Investment Adviser or its affiliates who provide services to the Company necessary for its operation, including related taxes, health insurance and other benefits.

Investment-related expenses with respect to investments in which the Company invests together with one or more parallel funds (or co-investment vehicles) will generally be allocated among all such entities on the basis of capital invested by each such entity into the relevant investment; provided that if the Investment Adviser reasonably believes that such allocation method would produce an inequitable result to any such entity, the Investment Adviser may allocate such expenses among such entities in any other manner that the Investment Adviser believes in good faith to be fair and equitable.

If the assets of the Company are treated as “plan assets” for purposes of ERISA, the Investment Adviser will bear responsibility for the fidelity bond required under Section 412 of ERISA.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our business are any of the following:

1)	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from

2)	any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

a)	is organized under the laws of, and has its principal place of business in, the United States;

b)	is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

c)	satisfies any of the following:

i)	does not have any class of securities that is traded on a national securities exchange;

ii)	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250.0 million;

iii)	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

iv)	is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.

3)	Securities of any eligible portfolio company that the BDC controls.

4)	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

5)	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the BDC already owns 60% of the outstanding equity of the eligible portfolio company.

6)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

7)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must have been organized and have its principal place of business in the U.S. and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Managerial Assistance to Portfolio Companies

BDCs generally must offer to make available to the issuer of its securities significant managerial assistance, except in circumstances where either (i) the BDC controls such issuer of securities or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. The Administrator or its affiliate will provide such managerial assistance on our behalf to portfolio companies that request this assistance. Notwithstanding the foregoing, the Company may obtain and exercise management rights as required if it seeks to qualify as a “venture capital operating company” to avoid holding “plan assets” under ERISA.

Temporary Investments

Pending investments in other types of qualifying assets, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment (collectively, as “temporary investments”), so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would generally not meet the Diversification Tests in order to qualify as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Investment Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Senior Securities

We will be permitted, under specified conditions, to issue multiple classes of debt if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance, reflecting approximately a 2:1 debt to equity ratio, taking into account the then current fair value of our investments.

While any senior securities remain outstanding (other than any indebtedness issued in consideration of a privately arranged loan, such as any indebtedness outstanding under a credit facility), we must make provisions to prohibit any distribution to our Stockholders or the repurchase of our equity securities unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. Under the 1940 Act, we may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to our asset coverage. For the avoidance of doubt, our borrowings, whether for emergency purposes, or otherwise, remain subject to compliance with the asset coverage requirements of Section 18 under the 1940 Act as modified by Section 61 thereunder. We will include our assets and liabilities and all of our wholly-owned direct and indirect subsidiaries for purposes of calculating the asset coverage ratio. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Relating to Our Business—Regulations governing the operations of BDCs will affect our ability to raise additional equity capital as well as our ability to issue senior securities or borrow for investment purposes, any or all of which could have a negative effect on our investment objectives and strategies” and “—We may borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us.”

Code of Ethics

We will adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us so long as such investments are made in accordance with the code’s requirements. You may read and copy the code of ethics at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, District of Columbia 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330, and a copy of the code of ethics may be obtained, after paying a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Compliance Policies and Procedures

We and the Investment Adviser will adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and we are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. Our chief compliance officer is responsible for administering these policies and procedures.

Proxy Voting Policies and Procedures

We intend to delegate our proxy voting responsibility to the Investment Adviser. The Proxy Voting Policies and Procedures of the Investment Adviser are set forth below. The guidelines will be reviewed periodically by the Investment Adviser and our Independent Directors, and, accordingly, are subject to change. In addition, to the extent that the Company’s assets are deemed to be “plan assets,” ERISA would require that the Investment Adviser act prudently and solely in the interest of ERISA plan participants and beneficiaries when deciding whether to vote, and when voting, proxies.

Introduction

As an investment adviser registered under the Advisers Act, the Investment Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty and, if applicable, it recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.

The policies and procedures for voting proxies for the investment advisory clients of the Investment Adviser are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act and if applicable, ERISA.

Proxy Policies

The Investment Adviser will vote proxies relating to our securities in our best interest. It will review on a case-by-case basis each proposal submitted for a Stockholder vote to determine its impact on the portfolio securities held by us. Although the Investment Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

The proxy voting decisions of the Investment Adviser are made by the senior officers who are responsible for monitoring each of its clients’ investments. To ensure that its vote is not the product of a conflict of interest, it will require that: (a) anyone involved in the decision making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision making process or vote administration are prohibited from revealing how the Investment Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

You may obtain, without charge, information regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, 810 Seventh Avenue, 26th Floor, New York, NY 10019

Staffing

We do not have any employees. Our day-to-day investment operations are managed by the Investment Adviser. See “—Investment Advisory Agreement.” To the extent (i) Benefit Plan Investors hold less than 25% of our Shares, and (ii) we operate the Company as a “venture capital operating company”, we will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by it in performing its obligations to us under the Administration Agreement, including the compensation of our chief financial officer and chief compliance officer, and their respective staffs. Each of our executive officers described under “Item 5. Directors and Executive Officers” is an employee of the Investment Adviser.

License Agreement

The Company has entered into a Trademark License Agreement with the Adviser (the “Trademark License Agreement”), pursuant to which the Adviser has agreed to grant the Company a non-exclusive, royalty-free license to use the “Brightwood” name. Under the Trademark License Agreement, subject to certain conditions, the Company has a right to use the “Brightwood” name, for so long as the Investment Adviser or one of its affiliates remains the investment adviser of the Company. Other than with respect to this limited license, the Company has no legal right to the Brightwood name.

Derivatives

We do not expect derivatives to be a significant component of our investment strategy.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to:

●	Permission for an “emerging growth company” to include only two years of audited financial statements in its common equity initial public offering registration statement (“IPO registration statement”);

●	Permission for an “emerging growth company” to provide Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosures that correspond to the financial statements included in its IPO registration statement;

●	Permission for an “emerging growth company” to omit in other Securities Act registration statements filed with the SEC selected financial data for any period prior to the earliest audited period included in its IPO registration statement;

●	Permission for an “emerging growth company” to omit selected financial data for any period prior to the earliest audited period included in its first registration statement that became effective under the 1934 Act or Securities Act in any 1934 Act registration statement, periodic report or other report filed with the SEC;

●	Exemption for an “emerging growth company” from the advisory shareholder votes on the compensation of its named executive officers (“say-on-pay”), the frequency of the say-on-pay votes (“say-on-frequency”) and golden parachute compensation arrangements with any named executive officers required by Sections 14A(a) and (b) of the 1934 Act;

●	Permission for an “emerging growth company” to comply with executive compensation disclosure requirements under Item 402 of Regulation S-K by providing the same executive compensation disclosure as a smaller reporting company;

●	Exemption of an “emerging growth company” from the “pay versus performance” proxy disclosure requirements of Section 14(i) of the 1934 Act and from the pay ratio disclosure requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of chief executive officers;

●	Permission for an “emerging growth company” to defer compliance with any new or revised financial accounting standards until the date that companies that are not “issuers” as defined in Section 2(a) of the Sarbanes-Oxley Act are required to comply;

●	Exemption for an “emerging growth company” from the Sarbanes-Oxley Act Section 404(b) auditor attestation on management’s assessment of its internal controls; and

●	Permission for an “emerging growth company” to engage in “test-the-waters” communications with qualified institutional buyers and institutional accredited investors.

We have not made a determination whether to take advantage of any or all of these exemptions discussed above. In addition, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, discussed above.

We expect to remain an emerging growth company until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the end of the fiscal year in which the fifth anniversary of any initial public offering by us has occurred, (iii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our Shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 calendar months or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period.

Reporting Obligations

In order to be regulated as a BDC under the 1940 Act, we are required to register a class of equity securities under the 1934 Act. As a result, we have filed this Registration Statement for our Shares with the SEC under the 1934 Act. Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC. This information will be available at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

In addition to the above regulatory filings, provided that no litigation has commenced between a Stockholder and the Company or the Investment Adviser, the Company will provide a Stockholder with information requested by the Stockholder to facilitate such Stockholder’s ongoing operational due diligence, including periodic review of portfolio companies and the internal controls and procedures utilized by the Company, upon reasonable notice and provided such information is customarily kept by the Company or the Investment Adviser. Notwithstanding the foregoing, a Stockholder shall have no right to obtain any information relating to any other investor or the Company’s proposed investment activities. In addition, information may be subject to confidentiality agreements with third parties which may preclude the Company and/or the Investment Adviser’s ability to provide such information to a Stockholder. The Company may also keep confidential from a Stockholder, for such periods as the Investment Adviser deems reasonable, any information that the Investment Adviser reasonably believes to be in the nature of trade secrets or other information (such as, for example, the identity of a Company’s portfolio positions) the disclosure of which the Investment Adviser in good faith believes is not in the Company’s best interests or could damage the Company or its business.

Privacy Notice

Introduction

Your privacy is very important to us. This notice (this “Privacy Notice”) sets forth our policies for the collection, use, storage, sharing, disclosure (collectively, “processing”) and protection of personal data relating to current, prospective and former investors in the Company, as applicable. This Privacy Notice is being provided in accordance with the requirements of data privacy laws, including the EU General Data Protection Regulation 2016/679 (“GDPR”), the US Gramm-Leach-Bliley Act of 1999, as amended, or any other law relating to privacy or the processing of personal data and any statutory instrument, order, rule or regulation implemented thereunder, each as applicable to us (collectively, “Data Protection Laws”). References to “you” or an “investor” in this Privacy Notice mean any investor who is an individual, or any individual connected with an investor who is a legal person (each such individual, a “data subject”), as applicable.

The Types of Personal Data We May Collect and Use

The categories of personal data we may collect include names, residential addresses or other contact details, signature, nationality, tax identification number, date of birth, place of birth, photographs, copies of identification documents, bank account details, information about assets or net worth, credit history, source of funds details or other sensitive information, such as certain special categories of data contained in the relevant materials or documents.

How We Collect Personal Data

We may collect personal data about you through: (i) information provided directly to us by you, or another person on your behalf; (ii) information that we obtain in relation to any transactions between you and us; and (iii) recording and monitoring of telephone conversations and electronic communications with you as described below.

We also may receive your personal information from third parties or other sources, such as our affiliates, the Investment Adviser, the Administrator, publicly accessible databases or registers, tax authorities, governmental agencies and supervisory authorities, credit agencies, fraud prevention and detection agencies, or other publicly accessible sources, such as the Internet.

Using Your Personal Data: The Legal Basis and Purposes

We may process your personal data for the purposes of administering the relationship between you and us (including communications and reporting), direct marketing of our products and services, monitoring and analyzing our activities, and complying with applicable legal or regulatory requirements (including anti-money laundering, fraud prevention, tax reporting, sanctions compliance, or responding to requests for information from supervisory authorities with competent jurisdiction over our business). Your personal data will be processed in accordance with Data Protection Laws and may be processed with your consent, upon your instruction, or for any of the purposes set out herein, including where we or a third-party consider there to be any other lawful purpose to do so.

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Where personal data is required to satisfy a statutory obligation (including compliance with applicable anti-money laundering or sanctions requirements) or a contractual requirement, failure to provide such information may result in your investment in the Company being rejected or compulsorily redeemed. Where there is suspicion of unlawful activity, failure to provide personal data may result in the submission of a report to the relevant law enforcement agency or supervisory authority.

How We May Share Your Personal Data

We may disclose information about you to our affiliates or third parties, including the Investment Adviser, the Administrator, lenders and other counterparties of the Company for our everyday business purposes, such as to facilitate transactions, maintain your account(s) or respond to court orders and legal investigations. It may also be necessary, under anti-money laundering and similar laws, to disclose information about the Company’s investors in order to accept subscriptions from them or to facilitate the establishment of trading relationships for the Company with executing brokers or other counterparties. We will also release information about you if you direct us to do so.

We may share your information with our affiliates for direct marketing purposes, such as offers of products and services to you by us or our affiliates. You may prevent this type of sharing by contacting us at 844-383-8620. If you are a new investor, we can begin sharing your information with our affiliates for direct marketing purposes 30 days from the date of your initial investment in or commitment to the Company. When you are no longer our investor, we may continue to share your information with our affiliates for such purposes. We may also disclose information about your transactions and experiences with us to our affiliates for their everyday business purposes.

We do not share your information with non-affiliates for them to market their own services to you. We may disclose information you provide to us to companies that perform marketing services on our behalf, such as any placement agent retained by the Company.

Monitoring of Communications

We may record and monitor telephone conversations and electronic communications with you for the purposes of: (i) ascertaining the details of instructions given, the terms on which any transaction was executed or any other relevant circumstances; (ii) ensuring compliance with our regulatory obligations; and/or (iii) detecting and preventing the commission of financial crime.

Retention Periods and Security Measures

We will not retain personal data for longer than is necessary in relation to the purpose for which it is collected, subject to Data Protection Laws. Personal data will be retained for the duration of your investment in the Company, as applicable, and for a minimum period of five to seven years after a redemption of an investment from the Company or liquidation of the Company. We may retain personal data for a longer period for the purpose of marketing our products and services or compliance with applicable law. From time to time, we will review the purpose for which personal data has been collected and decide whether to retain it or to delete if it no longer serves any purpose to us.

To protect your personal information from unauthorized access and use, we apply technical and organizational security measures in accordance with Data Protection Laws. These measures include computer safeguards and secured files and buildings. We will notify you of any material personal data breaches affecting you in accordance with the requirements of Data Protection Laws.

International Transfers

Because of the international nature of a fund management business, personal data may be transferred to countries outside the European Economic Area (“Third Countries”), such as to jurisdictions where we conduct business or have a service provider, including the United States and other countries that may not have the same level of data protection as that afforded by the Data Protection Laws in the European Economic Area. In such cases, we will process personal data (or procure that it be processed) in the Third Countries in accordance with the requirements of the Data Protection Laws, which may include having appropriate contractual undertakings in legal agreements with service providers who process personal data on our behalf in such Third Countries.

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Your Rights Under Data Protection Laws

Data subjects in the European Economic Area have certain rights under GDPR in relation to our processing of their personal data and these are, generally: (i) the right to request access to their personal data; (ii) the right to request rectification of their personal data; (iii) the right to request erasure of their personal data (the “right to be forgotten”); (iv) the right to restrict our processing or use of personal data; (v) the right to object to our processing or use where we have considered this to be necessary for our legitimate interests (such as in the case of direct marketing activities); (vi) where relevant, the right to request the portability; (vii) where their consent to processing has been obtained, the right to withdraw their consent at any time; and (viii) the right to lodge a complaint with a supervisory authority. Please note that the right to be forgotten that applies in certain circumstances under GDPR is not likely to be available in respect of the personal data we hold, given the purpose for which we collect such data, as described above.

You may contact us at any time to limit our sharing of your personal information. If you limit sharing for an account you hold jointly with someone else, your choices will apply to everyone on your account. United States state laws may give you additional rights to limit sharing.

Who To Contact About This Privacy Notice

Please contact our chief compliance officer at 844-383-8620 or by writing to the following address: Brightwood Capital Advisors, LLC, 810 Seventh Avenue, 26th Floor, New York, NY 10019, for any questions about this Privacy Notice or requests with regards to the personal data we hold.

For more specific information or requests in relation to the processing of personal data by the Administrator or any other service provider of the Company, you may also contact the relevant service provider directly at the address specified herein.

ITEM 1A	RISK FACTORS.

An investment in our securities involves certain risks relating to our structure and investment objective. The risks set forth below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may materially affect our business, our structure, our financial condition, our investments and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value and the trading price of our common stock could decline. There can be no assurance that we will achieve our investment objective and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND STRUCTURE

We are a newly formed company and have no operating history.

We will not commence investment operations until the Initial Closing Date and have no performance history. Past performance, including the past performance of other investment entities and accounts managed by the Investment Adviser, is not necessarily indicative of our future results.

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Global capital markets could enter a period of severe disruption and instability. These market conditions have historically and could again have a materially adverse effect on debt and equity capital markets in the U.S., which could have, a materially negative impact on our business, financial condition and results of operations.

The U.S. and global capital markets have experienced periods of disruption characterized by the freezing of available credit, a lack of liquidity in the debt capital markets, significant losses in the principal value of investments, the re-pricing of credit risk in the broadly syndicated credit market, the failure of certain major financial institutions and general volatility in the financial markets. During these periods of disruption, general economic conditions deteriorated with material and adverse consequences for the broader financial and credit markets, and the availability of debt and equity capital for the market as a whole, and financial services firms in particular, was reduced significantly. These conditions may reoccur for a prolonged period of time or materially worsen in the future. In addition, signs of deteriorating sovereign debt conditions in Europe and concerns of economic slowdown in China create uncertainty that could lead to further disruptions and instability. We may in the future have difficulty accessing debt and equity capital, and a severe disruption in the global financial markets, deterioration in credit and financing conditions or uncertainty regarding U.S. Government spending and deficit levels, European sovereign debt, Chinese economic slowdown or other global economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Global economic, political and market conditions may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.

The current worldwide financial market situation, as well as various social and political tensions in the U.S. and around the world, may contribute to increased market volatility, may have long-term effects on the U.S. and worldwide financial markets, and may cause economic uncertainties or deterioration in the U.S. and worldwide. Since 2010, several European Union (“EU”) countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. There is continued concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In a June 2016 referendum, citizens of the United Kingdom (“U.K.”) voted to leave the EU in a decision commonly known as “Brexit.” On January 31, 2020, the United Kingdom withdrew from the EU subject to a withdrawal agreement that permits the United Kingdom to effectively remain in the EU from an economic perspective during a transition phase that was set to expire at the end of 2020. On December 24, 2020, the United Kingdom and EU announced a preliminary trade agreement and security deal, which was ratified by the United Kingdom Parliament and approved by European Union governments. The agreement took effect on January 1, 2021 and replaces the existing arrangements during the transitional period. The United Kingdom and the EU will continue to negotiate and finalize rules and agreements regarding the United Kingdom’s exit from the EU.

Brexit created political and economic uncertainty and instability in the global markets (including currency and credit markets), and especially in the U.K. and the EU, and this uncertainty and instability may last indefinitely. The United Kingdom’s decision to leave the EU has created significant uncertainty about the future relationship between the U.K. and the EU and also the future status of trade deals between the U.K. and the rest of the world, which may need to be negotiated on a bilateral basis upon the E.U.’s trade deals ceasing to apply to the U.K. upon its official departure. The U.K.’s referendum has also given rise to calls for the governments of other E.U. member states to consider withdrawal. These developments, or the perception that any of them could occur, have had and may continue to have a material adverse effect on global economic conditions and the stability of global financial markets, markets, the economy generally and on our ability to execute our investment strategies and to receive attractive returns, and may significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Any of these factors could depress economic activity and harm our investment objective. In addition, the fiscal policy of foreign nations, such as Russia and China, may have a severe impact on the worldwide and U.S. financial markets. We cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on our investments. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.

In the United States, the economy has generally recovered from the 2008 financial crisis, however the impact of the outbreak of the coronavirus, as discussed below, brings new uncertainty. The S&P 500 had reached new record levels and leverage loan and high yield issuance had surged as investors once again are pursuing yield in the protracted low interest rate environment. However, there has been substantial recent volatility in the markets, and it is not possible to predict how long this volatility will continue or what impact it will have on the Company or its investments. While there appear to be some similarities to the run-up to the financial crisis, there has also been a sweeping overhaul of the U.S. financial regulatory system, resulting in increased oversight, transparency and accountability. In general, corporations have strong balance sheets and record profitability, banks have more tangible capital to absorb losses and the housing market does not appear to be overheated.

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Regulatory changes and credit cycles lead to dislocations in the various markets in which the Company is expected to invest, and provide an ever-changing landscape that inevitably will be different from the ones faced in prior economic cycles.

It is uncertain whether regulatory and other governmental actions will be able to prevent further losses and volatility in securities markets, or stimulate the credit markets. The Company may be adversely affected by the foregoing events, or by similar or other events, including tax reform, in the future. In the longer term, there may be significant new regulations that could limit the Company’s activities and investment opportunities or change the functioning of the capital markets, and there is the possibility of a severe worldwide economic downturn. Consequently, the Company may not be capable of, or successful at, preserving the value of its assets, generating positive investment returns or effectively managing risks.

The activities of the Company could be materially adversely affected by the instability in the U.S. and/or global financial markets and/or changes in market, economic, political, and/or regulatory conditions, as well as by numerous other factors outside the control of the Company, the Investment Adviser, the Stockholders and their respective affiliates. The outcomes of U.S. elections may create uncertainty with respect to legal, tax and regulatory regimes in which the Company and its portfolio companies, as well as the Investment Adviser and its affiliates operate. Any significant changes in economic or tax policy and/or government programs could have a material adverse impact on the Company and on the Company’s investments.

Many of the portfolio companies in which the Company will invest may be susceptible to economic slowdowns or recessions. Therefore, non-performing assets may increase and the value of the Company’s portfolio may decrease during these periods as the Company is required to record the investments at their current fair value. Economic slowdowns or recessions could lead to financial losses in the Company’s portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase portfolio companies’ funding costs, limit portfolio companies’ access to the capital markets or result in a decision by lenders (including the Company) not to extend credit to such portfolio company. These events could prevent the Company from increasing investments and harm its operating results.

We may suffer credit losses.

Investments in middle market businesses are highly speculative and involve a high degree of risk of credit loss. These risks are likely to increase during volatile economic periods, such as the U.S. and many other economies have recently been experiencing.

We do not expect to replicate the historical performance of other entities managed or supported by the Investment Adviser.

We do not expect to replicate the historical performance of the Investment Adviser’s investments, or those of its affiliates. In addition, our investment strategies may differ from those of the Investment Adviser or its affiliates. We, as a BDC and as a RIC, are subject to certain regulatory restrictions that do not apply to the Investment Adviser or its affiliates.

We are generally not permitted to invest in any portfolio company in which the Investment Adviser or any of its affiliates currently have an investment or to make any co-investments with the Investment Adviser or its affiliates, except to the extent permitted by the 1940 Act, or pursuant to Exemptive Orders, which we are currently seeking, but has not yet been granted and there is no guarantee that such relief will be granted. This may adversely affect the pace at which we make investments. Finally, we can offer no assurance that our investment team will be able to continue to implement our investment objective with the same degree of success as it has had in the past.

We may be subject to risks that may arise in connection with the rules under ERISA related to investment by ERISA Plans.

We intend to operate so that we will be an appropriate investment for employee benefit plans subject to ERISA. We will use reasonable efforts to conduct our affairs so that our assets will not be deemed to be “plan assets” for purposes of ERISA. In this regard, we intend to operate as a “venture capital operating company.”

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There is uncertainty as to the value of our portfolio investments because most of our investments are, and may continue to be, in private companies and recorded at fair value. In addition, the fair values of our investments are determined by our Board in accordance with our valuation policy.

Some of our investments are and may be in the form of securities or loans that are not publicly traded. The fair value of these investments may not be readily determinable. Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined in good faith by our Board, including to reflect significant events affecting the value of our securities. We (or an unaffiliated third-party firm, to the extent that our assets are treated as “plan assets” for purposes of ERISA) value our investments for which we do not have readily available market quotations quarterly, or more frequently as circumstances require, at fair value as determined in good faith by our Board in accordance with our valuation policy, which is at all times consistent with GAAP. See “Item 1. Business—Valuation of Portfolio Securities” for additional information on valuations.

We will utilize independent third-party and unaffiliated valuation firms for the purposes of valuing our portfolio investments to the extent that such assets are treated as “plan assets” for purposes of ERISA. (See “Item 1. Business—The Administrator.”). Under such circumstances, the valuations of such third-party and unaffiliated valuations firms must be used without adjustment.

However, to the extent that our assets are not treated as “plan assets” for purposes of ERISA, the Board still expects to utilize the services of one or more independent third-party valuation firms to aid it in determining the fair value with respect to our material unquoted assets in accordance with our valuation policy. Under such circumstances, the inputs into the determination of fair value of these investments may require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information.

Furthermore, under such circumstances where our assets are not treated as “plan assets” for purposes of ERISA, the types of factors that the Board may take into account in determining the fair value of our investments is generally expanded to include, as appropriate: available market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business, comparisons of financial ratios of peer companies that are public, comparable merger and acquisition transactions and the principal market and enterprise values. Since these valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty, our fair value determinations may cause our net asset value, on any given date, to be materially understated or overstated. In addition, investors purchasing our common stock based on an overstated net asset value would pay a higher price than the realizable value that our investments might warrant.

To the extent that our assets are not treated as “plan assets” for purposes of ERISA, we may adjust quarterly the valuation of our portfolio to reflect our Board’s determination of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our statement of operations as net change in unrealized appreciation or depreciation.

Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser. If the Investment Adviser were to lose any of its key investment personnel, our ability to achieve our investment objective could be significantly harmed.

We depend on the investment judgment, skill and relationships of the investment professionals of the Investment Adviser to identify, evaluate, negotiate, structure, execute, monitor and service our investments. The Investment Adviser is supported by a team, which as of April 2022 consisted of over approximately 50 employees to fulfill its obligations to us under the Investment Advisory Agreement. The departure of any of these individuals could have a material adverse effect on our ability to achieve our investment objective.

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The Investment Committee, which provides oversight over our investment activities, is provided by the Investment Adviser. The loss of any member of the Investment Committee or of other senior professionals of the Investment Adviser and its affiliates without suitable replacement could limit our ability to achieve our investment objective and operate as we anticipate. This could have a material adverse effect on our financial condition, results of operation and cash flows. To achieve our investment objective, the Investment Adviser may hire, train, supervise and manage new investment professionals to participate in its investment selection and monitoring process. If the Investment Adviser is unable to find investment professionals or do so in a timely manner, our business, financial condition and results of operations could be adversely affected.

The Investment Adviser has limited experience managing a BDC or a RIC, which could adversely affect our business.

Other than us, the Investment Adviser does not currently manage any companies that are regulated as BDCs and are RICs. The 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other investment vehicles previously managed by the investment professionals of the Investment Adviser. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private or thinly traded companies, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Moreover, qualification for taxation as a RIC under subchapter M of the Code requires satisfaction of source-of-income, asset diversification and Annual Distribution Requirements. The failure to comply with these provisions in a timely manner could prevent us from qualifying as a BDC or as a RIC and could force us to pay unexpected taxes and penalties, which would have a material adverse effect on our performance. The Investment Adviser’s lack of experience in managing a portfolio of assets under the constraints applicable to BDCs and RICs may hinder its ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objective. If we fail to maintain our status as a BDC or tax treatment as a RIC, our operating flexibility could be significantly reduced.

We may face risks due to shared employees between our Investment Adviser and its affiliates and other activities of the personnel of our Investment Adviser.

Our Investment Adviser expects to rely heavily on the extensive expertise and industry relationships developed by the employees and certain senior advisors of certain of its affiliates to identify and evaluate potential investment opportunities for the Company.

By reason of their responsibilities in connection with their other activities, certain personnel of our Investment Adviser (or employees and affiliates thereof) may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. In those instances, we will not be free to act upon any such information. Due to these restrictions, we may not be able to initiate a transaction that we otherwise might have initiated and may not be able to sell a portfolio investment that we otherwise might have sold. Conversely, we may not have access to material non-public information in the possession of our Investment Adviser and its affiliates which might be relevant to an investment decision to be made by us, and we may initiate a transaction or sell a portfolio investment which, if such information had been known to us, may not have been undertaken. (See also “—The Investment Committee, the Investment Adviser or its affiliates may, from time to time, possess material non-public information, limiting our investment discretion.”)

We operate in a highly competitive market for investment opportunities and may not be able to compete effectively.

We compete for investments with other BDCs and investment funds (including private equity and hedge funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than us. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source-of-income, asset diversification and distribution requirements that we must satisfy to maintain our tax treatment as a RIC. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do.

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We may lose investment opportunities if our pricing, terms and structure do not match those of our competitors. With respect to the investments that we make, we do not seek to compete based primarily on the interest rates we may offer, and we believe that some of our competitors may make loans with interest rates that may be lower than the rates we offer. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income, lower yields and increased risk of credit loss. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. Part of our competitive advantage stems from the fact that we believe the market for middle market lending is underserved by traditional bank lenders and other financial sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. We may also compete for investment opportunities with accounts managed by the Investment Adviser or its affiliates. Although the Investment Adviser allocates opportunities in accordance with its policies and procedures, allocations to such other accounts reduces the amount and frequency of opportunities available to us and may not be in our best interests and, consequently, our Stockholders. Moreover, the performance of investment opportunities is not known at the time of allocation. If we are not able to compete effectively, our business, financial condition and results of operations may be adversely affected, thus affecting our business, financial condition and results of operations. Because of this competition, there can be no assurance that we will be able to identify and take advantage of attractive investment opportunities that we identify or that we will be able to fully invest our available capital.

Our business, results of operations and financial condition depend on our ability to manage future growth effectively.

Our ability to achieve our investment objective and to grow depends on the Investment Adviser’s ability to identify, invest in and monitor companies that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of the Investment Adviser’s structuring of the investment process, its ability to provide competent, attentive and efficient services to us and its ability to access financing on acceptable terms. The Investment Adviser has substantial responsibilities under the Investment Advisory Agreement and may also be called upon to provide managerial assistance to our eligible portfolio companies. These demands on the time of the Investment Adviser and its investment professionals may distract them or slow our rate of investment. In order to grow, we and the Investment Adviser may need to retain, train, supervise and manage new investment professionals. However, these investment professionals may not be able to contribute effectively to the work of the Investment Adviser. If we are unable to manage our future growth effectively, our business, results of operations and financial condition could be materially adversely affected.

We may borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us.

We may elect to utilize one or more subscription lines (each, a “Subscription Line”), including to fund portfolio investments pending receipt of amounts drawn from Stockholders with respect to unfunded Capital Commitments. We may also guarantee loans made to or in respect of the Company or its investments or enter into repurchase agreements in respect of investments (together with any Subscription Lines, “Leverage Arrangements”).

In accordance with the 1940 Act as presently in effect, BDCs generally are prohibited from incurring additional leverage to the extent it would cause them to have less than a 150% asset coverage ratio, reflecting approximately a 2:1 debt to equity ratio, taking into account the then current fair value of their investments.

Notwithstanding the foregoing, the Company will not utilize leverage or otherwise borrow in excess of 100% of the Stockholders’ Capital Commitments. For the avoidance of doubt, the Company will not utilize leverage or otherwise borrow in excess of 125% (measured at any point of time) of the Stockholders’ Capital Commitments.

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Our ability to service any debt that we incur depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. In addition, holders of our common stock will, indirectly, bear the burden of any increase in our expenses as a result of leverage.

If we are unable to comply with the covenants or restrictions in our borrowings, our business could be materially adversely affected.

Leverage Arrangements into which we may enter may include covenants that, subject to exceptions, restrict our ability to pay distributions, create liens on assets, make investments, make acquisitions and engage in mergers or consolidations. Such arrangements may also include a change of control provision that accelerates the indebtedness under the facility in the event of certain change of control events. Complying with these restrictions may prevent us from taking actions that we believe would help us grow our business or are otherwise consistent with our investment objective. These restrictions could also limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. In addition, the restrictions contained a credit facility could limit our ability to make distributions to our Stockholders in certain circumstances, which could result in us failing to qualify as a RIC and thus becoming subject to corporate-level U.S. federal income tax (and any applicable state and local taxes).

Limitations on transactions involving derivatives and financial commitment transactions.

The SEC has adopted Rule 18f-4 under the 1940 Act that governs the use of derivatives (defined to include any swap, security-based swap, futures contract, forward contract, option or any similar instrument) as well as financial commitment transactions (defined to include reverse repurchase agreements, short sale borrowings and any firm or standby commitment agreement or similar agreement) by BDCs. Under the Rule, a BDC is required to comply with one of two alternative portfolio limitations and manage the risks associated with derivatives transactions and financial commitment transactions by segregating certain assets. Furthermore, a BDC that engages in more than a limited amount of derivatives transactions or that uses complex derivatives is required to establish a formalized derivatives risk management program. Rule 18f-4 may limit our ability to enter into derivatives and financial commitment transactions, which could have an adverse effect on our business, financial condition and results of operations.

We may need to raise additional capital to grow.

We may need additional capital to fund new investments and grow. We may access the capital markets periodically to issue equity securities. In addition, we may also issue debt securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase our funding costs and limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, we are required to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our Stockholders to maintain our RIC status. As a result, these earnings will not be available to fund new investments. If we are unable to access the capital markets or if we are unable to borrow from financial institutions, we may be unable to grow our business and execute our business strategy fully, and our earnings, if any, could decrease, which could have an adverse effect on the value of our securities.

A renewed disruption in the capital markets and the credit markets could adversely affect our business.

As a BDC, we must maintain our ability to raise additional capital for investment purposes. If we are unable to access the capital markets or credit markets, we may be forced to curtail our business operations and may be unable to pursue new investment opportunities. The capital markets and the credit markets have experienced extreme volatility in recent periods, and, as a result, there have been and will likely continue to be uncertainty in the financial markets in general. Disruptions in the capital markets in recent years increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. In addition, a prolonged period of market illiquidity may cause us to reduce the volume of loans that we originate and/or fund and adversely affect the value of our portfolio investments. Unfavorable economic conditions could also increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our investment originations, limit our ability to grow and negatively impact our operating results. Ongoing disruptive conditions in the financial industry and the impact of new legislation in response to those conditions could restrict our business operations and, consequently, could adversely impact our business, results of operations and financial condition.

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If the fair value of our assets declines substantially, we may fail to maintain the asset coverage ratios imposed upon us by the 1940 Act. Any such failure would result in a default under such indebtedness and otherwise affect our ability to issue senior securities, borrow under a credit facility and pay distributions, which could materially impair our business operations. Our liquidity could be impaired further by our inability to access the capital or credit markets. For example, we cannot be certain that we will be able to renew our Leverage Arrangements as they mature or to consummate new arrangements to provide capital for normal operations. In recent years, reflecting concern about the stability of the financial markets, many lenders and institutional investors have reduced or ceased providing funding to borrowers. This market turmoil and tightening of credit have led to increased market volatility and widespread reduction of business activity generally in recent years. In addition, adverse economic conditions due to these disruptive conditions could materially impact our ability to comply with the financial and other covenants in any existing or future Leverage Arrangements. If we are unable to comply with these covenants, this could materially adversely affect our business, results of operations and financial condition.

Changes in interest rates may affect our cost of capital and net investment income.

To the extent we borrow money to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, a significant change in market interest rates may have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act.

RISKS RELATING TO OUR OPERATIONS

Because we intend to distribute substantially all of our income to our Stockholders to maintain our status as a RIC, we will continue to need additional capital to finance our growth. If additional funds are unavailable or not available on favorable terms, our ability to grow may be impaired.

In order for us to qualify for the tax benefits available to RICs and to avoid payment of excise taxes, we intend to distribute to our Stockholders substantially all of our annual taxable income. As a result of these requirements, we may need to raise capital from other sources to grow our business.

Our ability to enter into transactions with our affiliates is restricted.

As a BDC, we are prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our Independent Directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is an affiliate of ours for purposes of the 1940 Act. We are generally prohibited from buying or selling any securities (other than our securities) from or to an affiliate. The 1940 Act also prohibits certain “joint” transactions with an affiliate, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of Independent Directors and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we are prohibited from buying or selling any security (other than our securities) from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company of a private equity fund managed by any affiliate of the Investment Adviser without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

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The Investment Adviser has significant potential conflicts of interest with us and, consequently, your interests as Stockholders which could adversely impact our investment returns.

Our executive officers and directors, as well as the current or future investment professionals of the Investment Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in your interests as Stockholders. We are focused primarily on investing in the investments that we target, in the future, the investment professionals or employees of the Investment Adviser and/or its affiliates that provide services pursuant to the Investment Advisory Agreement may manage other funds which may from time to time have overlapping investment objectives with our own and, accordingly, may invest in, whether principally or secondarily, asset classes similar to those targeted by us. If this occurs, the Investment Adviser may face conflicts of interest in allocating investment opportunities to us and such other funds. Although the investment professionals endeavor to allocate investment opportunities in a fair and equitable manner, it is possible that we may not be given the opportunity to participate in certain investments made by the Investment Adviser or persons affiliated with the Investment Adviser or that certain of these investment funds may be favored over us. When these investment professionals identify an investment, they may be forced to choose which investment fund should make the investment.

While we may co-invest with investment entities managed by the Investment Adviser or its affiliates to the extent permitted by the 1940 Act and the rules and regulations thereunder and ERISA, if applicable, the 1940 Act imposes significant limits on co-investment. We have submitted an application for exemptive relief from the SEC which, if granted, will permit us to co-invest in portfolio companies with certain funds or entities managed by the Investment Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the exemptive order. Our application for exemptive relief will seek an exemptive order permitting us to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our Independent Directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our Stockholders and does not involve us or our Stockholders overreaching on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our Stockholders and is consistent with our then-current investment objectives and strategies. Such relief has not yet been granted and may not be granted. In addition, to the extent that our assets are treated as “plan assets” under ERISA, we will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, so long as their and our respective investments are at the same level of such issuer’s capital structure and so long as such co-investment would not otherwise constitute a “prohibited transaction” under ERISA; provided, that in no event will we co-invest with any other fund or entity in contravention of the 1940 Act or ERISA.

If the Investment Adviser forms other affiliates in the future, we may co-invest on a concurrent basis with such other affiliate, subject to compliance with ERISA and the 1940 Act, applicable regulations and regulatory guidance or an exemptive order from the SEC and our allocation procedures. In addition, we pay management fees to the Investment Adviser and reimburse the Investment Adviser for certain expenses it incurs. As a result, investors in our common stock invest in us on a “gross” basis and receive distributions on a “net” basis after our expenses. Any potential conflict of interest arising as a result of the arrangements with the Investment Adviser could have a material adverse effect on our business, results of operations and financial condition.

The Investment Committee, the Investment Adviser or its affiliates may, from time to time, possess material non-public information, limiting our investment discretion.

The Investment Adviser’s investment professionals, Investment Committee or their respective affiliates may serve as directors of, or in a similar capacity with, companies in which we invest, to the extent that such service will not give rise to a prohibited transaction under ERISA or the Code, if applicable. In the event that material non-public information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations (including ERISA, if applicable), we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on us and our Stockholders. (See also “—We may face risks due to shared employees between our Investment Adviser and its affiliates and other activities of the personnel of our Investment Adviser.”)

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Conflicts of interest may exist related to other arrangements with the Investment Adviser or its affiliates.

We have entered into a royalty-free license agreement with the Adviser under which the Adviser has agreed to grant us a non-exclusive, royalty-free license to use the name Brightwood. In addition, to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) we operate the Company as a “venture capital operating company”, we will reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us under the Administration Agreement, such as, but not limited to, the allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. This could create conflicts of interest that our Board must monitor.

The Investment Adviser’s liability is limited under the Investment Advisory Agreement, and we have agreed to indemnify the Investment Adviser against certain liabilities, which may lead the Investment Adviser to act in a riskier manner than it would when acting for its own account.

Under the Investment Advisory Agreement, the Investment Adviser does not assume any responsibility other than to render the services called for under that agreement, and it is not responsible for any action of our Board in following or declining to follow the Investment Adviser’s advice or recommendations. Under the terms of the Investment Advisory Agreement, the Investment Adviser, its officers, members, personnel, any person controlling or controlled by the Investment Adviser are not liable for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting gross negligence, willful misconduct, bad faith, breach of its fiduciary duties under ERISA, if applicable, or reckless disregard of the Investment Adviser’s duties under the Investment Advisory Agreement. In addition, we have agreed to indemnify the Investment Adviser and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted pursuant to authority granted by the Investment Advisory Agreement, except where attributable to gross negligence, willful misconduct, bad faith, breach of its fiduciary duties under ERISA, if applicable, or reckless disregard of such person’s duties under the Investment Advisory Agreement. These protections may lead the Investment Adviser to act in a riskier manner than it would when acting for its own account.

The Investment Adviser can resign upon 60 days’ notice, and a suitable replacement may not be found within that time, resulting in disruptions in our operations that could adversely affect our business, results of operations and financial condition.

Under the Investment Advisory Agreement, the Investment Adviser has the right to resign at any time upon 60 days’ written notice, whether a replacement has been found or not. If the Investment Adviser resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If a replacement is not able to be found on a timely basis, our business, results of operations and financial condition and our ability to pay distributions are likely to be materially adversely affected. In addition, if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Investment Adviser and its affiliates, the coordination of its internal management and investment activities is likely to suffer. Even if we are able to retain comparable management, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.

The Administrator can resign upon 60 days’ notice from its role as Administrator under the Administration Agreement, and a suitable replacement may not be found, resulting in disruptions that could adversely affect our business, results of operations and financial condition.

The Administrator has the right to resign under the Administration Agreement upon 60 days’ written notice, whether a replacement has been found or not. If the Administrator resigns, it may be difficult to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, our business, results of operations and financial condition, as well as our ability to pay distributions, are likely to be adversely affected. In addition, the coordination of our internal management and administrative activities is likely to suffer if we are unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by the Administrator. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.

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If we fail to maintain our status as a BDC, our business and operating flexibility could be significantly reduced.

We qualify as a BDC under the 1940 Act. The 1940 Act imposes numerous constraints on the operations of BDCs. For example, BDCs are required to invest at least 70% of their total assets in specified types of securities, primarily in private companies or thinly-traded U.S. public companies, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. If we do not continue to qualify as a BDC under the 1940 Act at all times during a taxable year, we would fail to qualify as a RIC for tax purposes for such taxable year. In addition, upon approval of a majority of our Stockholders, we may elect to withdraw their respective election as a BDC. If we decide to withdraw our election, or if we otherwise fail to qualify, or maintain our qualification, as a BDC, we may be subject to the substantially greater regulation under the 1940 Act as a closed-end investment company. Compliance with these regulations would significantly decrease our operating flexibility and could significantly increase our cost of doing business.

If we do not invest a sufficient portion of our assets in qualifying assets, we could be precluded from investing in certain assets or could be required to dispose of certain assets, which could have a material adverse effect on our business, financial condition and results of operations.

As a BDC, we are prohibited from acquiring any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. We may acquire in the future other investments that are not “qualifying assets” to the extent permitted by the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we would be prohibited from investing in additional assets, which could have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inopportune times in order to come into compliance with the 1940 Act. If we need to dispose of these investments quickly, it may be difficult to dispose of such investments on favorable terms. For example, we may have difficulty in finding a buyer and, even if a buyer is found, it may have to sell the investments at a substantial loss.

Our ability to invest in public companies may be limited in certain circumstances.

To maintain our status as a BDC, we are not permitted to acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Subject to certain exceptions for follow-on investments and distressed companies, an investment in an issuer that has outstanding securities listed on a national securities exchange may be treated as qualifying assets only if such issuer has a common equity market capitalization that is less than $250.0 million at the time of such investment.

We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political, or regulatory occurrence.

We are classified as “non-diversified” under the 1940 Act. As a result, we can invest a greater portion of our assets in obligations of a single issuer than a “diversified” fund. We may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence. In particular, because our portfolio of investments may lack diversification, we are susceptible to a risk of significant loss if one or more of our investments defaults.

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Regulations governing the operations of BDCs may affect our ability to raise additional equity capital as well as our ability to issue senior securities or borrow for investment purposes, any or all of which could have a negative effect on our investment objectives and strategies.

Our business requires a substantial amount of capital. We may acquire additional capital from the issuance of senior securities, including borrowing under a credit facility or other indebtedness. In addition, we may also issue additional equity capital, which would in turn increase the equity capital available to us. However, we may not be able to raise additional capital in the future on favorable terms or at all.

We may issue debt securities and preferred stock, and we may borrow money from banks or other financial institutions, which we refer to collectively as “senior securities”, up to the maximum amount permitted by the 1940 Act. We do not currently intend to issue preferred stock, however. For the avoidance of doubt, we will not issue preferred stock unless a majority of the Company’s outstanding voting shares provide their consent to such issuance. The 1940 Act permits us to issue senior securities in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of senior securities. If our asset coverage ratio is not at least 150%, we would be unable to issue senior securities, and if we had senior securities outstanding (other than any indebtedness issued in consideration of a privately arranged loan, such as any indebtedness outstanding under a credit facility), we would be unable to make distributions to our Stockholders. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to liquidate a portion of our investments and repay a portion of our indebtedness at a time when such sales may be disadvantageous.

In addition, we may in the future seek to securitize other portfolio securities to generate cash for funding new investments. To securitize loans, we would likely create a wholly-owned subsidiary and contribute a pool of loans to the subsidiary. We would then sell interests in the subsidiary on a non-recourse basis to purchasers and we would retain all or a portion of the equity in the subsidiary. If we are unable to successfully securitize its loan portfolio our ability to grow our business or fully execute our business strategy could be impaired and our earnings, if any, could decrease. The securitization market is subject to changing market conditions, and we may not be able to access this market when it would be otherwise deemed appropriate. Moreover, the successful securitization of our portfolio might expose us to losses as the residual investments in which we do not sell interests will tend to be those that are riskier and more apt to generate losses. The 1940 Act also may impose restrictions on the structure of any securitization.

We may also obtain capital through the issuance of additional equity capital. As a BDC, we generally are not able to issue or sell our common stock at a price below net asset value per Share. If our common stock trades at a discount to our net asset value per Share, this restriction could adversely affect our ability to raise equity capital. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below our net asset value per Share of the common stock if our Board and Independent Directors determine that such sale is in our best interests and the best interests of our Stockholders, and our Stockholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, closely approximates the market value of such securities (less any underwriting commission or discount). If we raise additional funds by issuing more Shares, or if we issue senior securities convertible into, or exchangeable for, Shares, the percentage ownership of our Stockholders may decline and you may experience dilution.

Our business model in the future may depend to an extent upon our referral relationships with private equity sponsors and intermediaries, and the inability of the investment professionals of the Investment Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business strategy.

If the investment professionals of the Investment Adviser fail to maintain existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the investment professionals of the Investment Adviser have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that any relationships they currently or may in the future have will generate investment opportunities for us.

We may experience fluctuations in our annual and quarterly results due to the nature of our business.

We could experience fluctuations in our annual and quarterly operating results due to a number of factors, some of which are beyond our control, including the ability or inability of us to make investments in companies that meet our investment criteria, the interest rate payable on the debt securities acquired and the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in the markets in which we operate and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

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Our Board may change our investment objective, operating policies and strategies without prior notice or Stockholder approval, the effects of which may be adverse to your interests as Stockholders.

Our Board has the authority, except as otherwise provided in the 1940 Act, to modify or waive certain of our operating policies and strategies without prior notice and without Stockholder approval. As a result, our Board may be able to change our investment policies and objectives without any input from our Stockholders. However, absent Stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business and operating results. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions to our Stockholders.

We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to maintain tax treatment as a RIC under Subchapter M of the Code, which would have a material adverse effect on our financial performance.

Although we intend to continue to qualify annually as a RIC under Subchapter M of the Code, no assurance can be given that we will be able to maintain our RIC tax treatment. To maintain RIC status and be relieved of U.S. federal income taxes on income and gains distributed to our Stockholders, we must meet the annual distribution, source-of-income and asset diversification requirements described below.

•	The Annual Distribution Requirement for a RIC will be satisfied if we distribute (or are deemed to distribute) to our Stockholders on an annual basis at least 90% of our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any. To the extent we use debt financing, we would be subject to an asset coverage ratio requirement under the 1940 Act, and we may be subject to certain financial covenants contained in debt financing agreements (as applicable). This asset coverage ratio requirement and these financial covenants could, under certain circumstances, restrict us from making distributions to our Stockholders, which distributions are necessary for us to satisfy the Annual Distribution Requirement. If we are unable to obtain cash from other sources, and thus are unable to make sufficient distributions to our Stockholders, we could fail to qualify for RIC tax treatment and thus become subject to certain corporate-level U.S. federal income tax (and any applicable state and local taxes).

•	The source-of-income requirement will be satisfied if at least 90% of our allocable share of our gross income for each year is derived from dividends, interest payments with respect to loans of certain securities, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships” or other income derived with respect to our business of investing in such stock or securities.

•	The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy this requirement, at least 50% of the value of our assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs, and other such securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and no more than 25% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by it and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in us having to dispose of certain investments quickly in order to prevent the loss of our RIC status. Because most of our investments are intended to be in private companies, and therefore may be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to maintain our tax treatment as a RIC for any reason, and we do not qualify for certain relief provisions under the Code, we would be subject to corporate-level U.S. federal income tax (and any applicable state and local taxes). In this event, the resulting taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions, which would have a material adverse effect on our financial performance.

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We may not be able to pay you distributions on our common stock, our distributions to you may not grow over time and a portion of our distributions to you may be a return of capital for U.S. federal income tax purposes.

We intend to pay quarterly distributions to our Stockholders out of assets legally available for distribution. Such quarterly distributions will generally consist of cash or cash equivalents, except that the Company may make distributions of assets in kind with the prior consent of each receiving Stockholder. We cannot assure you that we will continue to achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. If we are unable to satisfy the asset coverage test applicable to us as a BDC, our ability to pay distributions to our Stockholders could be limited. All distributions are paid at the discretion of our Board and depend on our earnings, financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time. The distributions that we pay to our Stockholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. To the extent that the Company’s distributions contain a return of capital, such distributions should not be considered the dividend yield or total return of an investment in the Company's common stock. A return of capital does not constitute net profits. In other words, you should not assume that the source of a distribution from the Fund is net profit. Additionally, the amount treated as a tax free return of capital will reduce your adjusted tax basis in the Company’s shares, thereby increasing your potential taxable gain or reducing the potential taxable loss on the sale of the shares.”

We may have difficulty paying our required distributions if we recognize taxable income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we include in our taxable income our allocable share of certain amounts that we have not yet received in cash, such as original issue discount or accruals on a contingent payment debt instrument, which may occur if we receive warrants in connection with the origination of a loan (among other circumstances) or contracted PIK interest and dividends, which generally represents contractual interest added to the loan balance and due at the end of the loan term. Our allocable share of such original issue discount and PIK interest are included in our taxable income before we receive any corresponding cash payments. We also may be required to include in our taxable income our allocable share of certain other amounts that we will not receive in cash.

Because in certain cases we may recognize taxable income before or without receiving cash representing such income, we may have difficulty making distributions to our Stockholders that will be sufficient to enable us to meet the Annual Distribution Requirement necessary for us to qualify for tax treatment as a RIC. Accordingly, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous. We may need to raise additional equity or debt capital, or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business) to enable us to make distributions to our Stockholders that will be sufficient to enable us to meet the annual distribution requirement. If we are unable to obtain cash from other sources to enable us to meet the annual distribution requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

We could be required to restructure or liquidate our investment in a subsidiary if applicable provisions of the Code and the Treasury Regulations do not remain in effect.

Upon making an investment through a subsidiary, we intend to comply with the current requirements under the Code and Treasury Regulations for income derived from our investment in the subsidiary to be treated as “qualifying income” from which a RIC must derive at least 90% of its annual gross income. See “—Material U.S. Federal Income Tax Considerations.” There is no assurance that the applicable provisions of the Code and the Treasury Regulations will remain in effect; these provisions (and interpretations thereof) are subject to change, potentially with retroactive effect. We may need to restructure or liquidate our investment in a subsidiary accordingly. In the case of such liquidation, there is no guarantee that we would be able to reinvest such investments in securities with comparable returns.

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Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

Changes in the laws or regulations or the interpretations of the laws and regulations that govern BDCs, RICs or non-depository commercial lenders could significantly affect our operations and our cost of doing business. Our portfolio companies are subject to U.S. federal, state and local laws and regulations. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, any of which could materially adversely affect our business, including with respect to the types of investments we are permitted to make, and your interests as Stockholders potentially with retroactive effect. In addition, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. These changes could result in material changes to our strategies which may result in our investment focus shifting from the areas of expertise of the Investment Adviser to other types of investments in which the Investment Adviser may have less expertise or little or no experience. Any such changes, if they occur, could have a material adverse effect on our business, results of operations and financial condition and, consequently, the value of your investment in us.

Over the last several years, there has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether these regulations will be implemented or what form they will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business.

We cannot predict how tax reform legislation will affect us, our investments, or our Stockholders, and any such legislation could adversely affect our business.

Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. We cannot predict with certainty how any future changes in the tax laws might affect us, our Stockholders, or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our Stockholders of such qualification, or could have other adverse consequences. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.

Our business and operations could be negatively affected if we become subject to any securities litigation or stockholder activism, which could cause us to incur significant expense and hinder execution of investment strategy.

Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing in the BDC space recently. While we are currently not subject to any securities litigation or stockholder activism, we may in the future become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert the attention of our management and Board and resources from our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation or activist stockholder matters.

The effect of global climate change may impact the operations of our portfolio companies.

There may be evidence of global climate change. Climate change creates physical and financial risk and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

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In December 2015 the United Nations, of which the U.S. is a member, adopted a climate accord (the “Paris Agreement”) with the long-term goal of limiting global warming and the short-term goal of significantly reducing greenhouse gas emissions. As a result, some of our portfolio companies may become subject to new or strengthened regulations or legislation, which could increase their operating costs and/or decrease their revenues.

We are not currently required to have comprehensive documentation of our internal controls.

We are not currently required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the 1934 Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, such internal controls policies are not required to be established with respect to the Company at this time. Accordingly, our internal controls over financial reporting may not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.

Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act. Because we are not currently required to have comprehensive documentation of our internal controls and test our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting.

Our business is highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect our ability to pay distributions.

Our business is highly dependent on the communications and information systems of the Investment Adviser, the Administrator and their affiliates. Any failure or interruption of such systems could cause delays or other problems in our activities. This, in turn, could have a material adverse effect on our operating results and, consequently, negatively affect our ability to pay distributions to our Stockholders. In addition, because many of our portfolio companies operate and rely on network infrastructure and enterprise applications and internal technology systems for development, marketing, operational, support and other business activities, a disruption or failure of any or all of these systems in the event of a major telecommunications failure, cyber-attack, fire, earthquake, severe weather conditions or other catastrophic event could cause system interruptions, delays in product development and loss of critical data and could otherwise disrupt their business operations.

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Internal and external cyber threats, as well as other disasters, could impair our ability to conduct business effectively.

The occurrence of a disaster, such as a cyber-attack against us or against a third-party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster recovery systems, or consequential employee error, could have an adverse effect on our ability to communicate or conduct business, negatively impacting our operations and financial condition. This adverse effect can become particularly acute if those events affect our electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems, networks, and data, like those of other companies, could be subject to cyber-attacks and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through our computer systems and networks. Such an attack could cause interruptions or malfunctions in our operations, which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.

If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information, including nonpublic personal information related to Stockholders (and their beneficial owners) and material nonpublic information. The systems we have implemented to manage risks relating to these types of events could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in our and our Investment Adviser’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to Stockholders, material nonpublic information and other sensitive information in our possession.

A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Third parties with which we do business may also be sources of cybersecurity or other technological risk. We outsource certain functions and these relationships allow for the storage and processing of our information, as well as client, counterparty, employee, and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, destruction, or other cybersecurity incident that affects our data, resulting in increased costs and other consequences as described above.

RISKS RELATING TO OUR INVESTMENTS

Our investments in portfolio companies may be risky, and we could lose all or part of any of our investments.

Investments in middle market businesses are highly speculative and involve a high degree of risk of credit loss. These risks are likely to increase during volatile economic periods, such as the U.S. and many other economies have recently experienced. Among other things, these companies:

•	may have limited financial resources and may be unable to meet their obligations under their debt instruments that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees from subsidiaries or affiliates of our portfolio companies that we may have obtained in connection with our investment, as well as a corresponding decrease in the value of any equity components of our investments;

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•	may have shorter operating histories, narrower product lines, smaller market shares and/or more significant customer concentrations than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•	generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence;

•	may be targets of cybersecurity or other technological risks;

•	may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and

•	generally have less publicly available information about their businesses, operations and financial condition.

In addition, in the course of providing significant managerial assistance to certain of our eligible portfolio companies, certain of our officers and directors may serve as directors on the boards of such companies, to the extent permitted under applicable law. We will be entitled to any fees payable by any of our portfolio companies for the services of our officers or directors as directors thereof. To the extent that litigation arises out of our investments in these companies, our officers and directors may be named as defendants in such litigation, which could result in an expenditure of funds (through our indemnification of such officers and directors) and the diversion of management time and resources.

Risks Relating to COVID-19

In late 2019 and early 2020, a novel coronavirus (“SARS-CoV-2”) and related respiratory disease (“COVID-19”) emerged in China and spread rapidly across the world. This outbreak has led, and for an unknown period of time will continue to lead, to disruptions in local, regional, national and global markets and economies affected thereby. The COVID-19 outbreak has resulted in numerous deaths and the imposition of both local and more widespread “work from home” and other quarantine measures, mandatory closures of businesses deemed “non-essential,” border closures and other travel restrictions, a decline in consumer demand for certain goods and services, commercial disruption on a global scale, and general concern and uncertainty, all of which have caused social unrest and significant volatility in financial markets. In March 2020, the World Health Organization declared COVID-19 outbreak a pandemic.

The ongoing spread of COVID-19 has had, and is expected to continue to have, a material adverse impact on local economies in the affected locations and also on the global economy. Many countries have reacted by instituting quarantines and travel restrictions, which has resulted in disruptions in supply chains and adversely impacted various industries, including but not limited to retail, transportation, hospitality, energy and entertainment. These developments may adversely impact certain companies and other issuers in which the Company invests and the value of the Company’s investments therein. In addition, while disruptions to the operations of the Company (including those relating to the Company and the Investment Adviser) or the Company’s or the Investment Adviser’s service providers are not expected, such disruptions (including through quarantine measures and travel restrictions imposed on personnel located in affected locations, or any related health issues of such personnel) could nonetheless occur. Any of the foregoing events could materially and adversely affect the Company’s ability to source, manage and divest investments and pursue investment objective and strategies. Similar consequences could arise with respect to other infectious diseases. Given the significant economic and financial market disruptions associated with the COVID-19 pandemic, the valuation and performance of the Company’s investments, and therefore shares, may be impacted adversely. The duration of the COVID-19 pandemic and its effects cannot be determined at this time, but the effects could be present for an extended period of time.

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Our investment strategy, which is focused primarily on privately held companies, presents certain challenges, including the lack of available information about these companies.

We invest primarily in privately held companies. There is generally little public information about these companies, and, as a result, we must rely on the ability of the Investment Adviser to obtain adequate information to evaluate the potential returns from, and risks related to, investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Also, privately held companies frequently have less diverse product lines and smaller market presence than larger competitors. They are, thus, generally more vulnerable to economic downturns and may experience substantial variations in operating results. These factors could adversely affect our investment returns.

Our investments are speculative in nature and are subject to additional risk factors such as increased possibility of default, illiquidity of the security, and changes in value based on changes in interest rates.

Our investments are almost entirely unrated or rated below investment grade, which are often referred to as “leveraged loans”, “high yield” or “junk” securities, and may be considered “high risk” compared to debt instruments that are rated investment grade. High yield securities are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. In addition, high yield securities generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These securities are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default.

Our portfolio may be concentrated in a limited number of industries, which may subject us to a risk of significant loss if there is a downturn in a particular industry in which a number of our investments are concentrated.

Our portfolio may be concentrated in a limited number of industries. A downturn in any particular industry in which we are invested could significantly impact the portfolio companies operating in that industry, and accordingly, the aggregate returns that we realize from our investment in such portfolio companies.

Specifically, companies in the business services industry are subject to general economic downturns and business cycles, and will often suffer reduced revenues and rate pressures during periods of economic uncertainty. In addition, companies in the software industry often have narrow product lines and small market shares. Because of rapid technological change, the average selling prices of products and some services provided by software companies have historically decreased over their productive lives. As a result, the average selling prices of products and services offered by software companies in which we invest may decrease over time. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.

Uncertainty Relating to LIBOR

The terms of many investments, financings or other transactions in the U.S. and globally have been historically tied to interbank reference rates (referred to collectively as the “London Interbank Offered Rate” or “LIBOR”), which function as a reference rate or benchmark for such investments, financings or other transactions. LIBOR may be a significant factor in determining payment obligations under derivatives transactions, the cost of financing of Fund investments or the value or return on certain other Fund investments. As a result, LIBOR may be relevant to, and directly affect, the Fund’s performance, price volatility, liquidity and value, as well as the price volatility, liquidity and value of the assets that the Fund holds.

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On July 27, 2017, the Chief Executive of the Financial Conduct Authority (“FCA”), the United Kingdom’s financial regulatory body and regulator of LIBOR, announced that after 2021 it will cease its active encouragement of banks to provide the quotations needed to sustain LIBOR due to the absence of an active market for interbank unsecured lending and other reasons. However, subsequent announcements by the FCA, the LIBOR administrator and other regulators indicate that it is possible that the most widely used tenors of US dollar LIBORs may continue until mid-2023. It is anticipated that LIBOR ultimately will be officially discontinued or the regulator will announce that it is no longer sufficiently robust to be representative of its underlying market around that time. In connection with supervisory guidance from regulators, regulated entities have ceased entering into certain new LIBOR contracts after January 1, 2022. Various financial industry groups have begun planning for that transition and certain regulators and industry groups have taken actions to establish alternative reference rates (e.g., SOFR, which measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities and is intended to replace U.S. dollar LIBORs with certain adjustments). However, there are challenges to converting certain contracts and transactions to a new benchmark and neither the full effects of the transition process nor its ultimate outcome is known.

The transition process might lead to increased volatility and illiquidity in markets for instruments with terms tied to LIBOR. It could also lead to a reduction in the interest rates on, and the value of, some LIBOR-based investments and reduce the effectiveness of hedges mitigating risk in connection with LIBOR-based investments. Although some LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology and/or increased costs for certain LIBOR-related instruments or financing transactions, others may not have such provisions and there may be significant uncertainty regarding the effectiveness of any such alternative methodologies. Instruments that include robust fallback provisions to facilitate the transition from LIBOR to an alternative reference rate may also include adjustments that do not adequately compensate the holder for the different characteristics of the alternative reference rate. The result may be that the fallback provision results in a value transfer from one party to the instrument to the counterparty. Additionally, because such provisions may differ across instruments (e.g., hedges versus cash positions hedged or investments in structured finance products transitioning to a different rate or at a different time as the assets underlying those structured finance products), LIBOR’s cessation may give rise to basis risk and render hedges less effective. As the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects and related adverse conditions could occur prior to the anticipated cessation of the remaining US dollar LIBOR tenors in mid-2023. There also remains uncertainty and risk regarding the willingness and ability of issuers to include enhanced provisions in new and existing contracts or instruments, notwithstanding significant efforts by the industry to develop robust LIBOR replacement clauses. The effect of any changes to, or discontinuation of, LIBOR on the Fund will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and the possible renegotiation of existing contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. Fund investments may also be tied to other interbank offered rates and currencies, which also will face similar issues. In many cases, in the event that an instrument falls back to an alternative reference rate, including SOFR or any reference rate based on SOFR, the alternative reference rate will not perform the same as LIBOR would have and may not include adjustments to such alternative reference rate that are reflective of current economic circumstances or differences between such alternative reference rate and LIBOR. SOFR is based on a secured lending markets in U.S. government securities and does not reflect credit risk in the inter-bank lending market in the way that LIBOR did. In the event of a credit crisis, floating rate instruments using alternative reference rates like SOFR could therefore perform differently than those instruments using a rate indexed to the inter-bank lending market.

Various pieces of legislation, including The LIBOR Act passed by the U.S. Congress and laws enacted by the states of New York and Alabama, affect the transition of LIBOR-based instruments as well by permitting trustees and calculation agents to transition instruments with no LIBOR transition language to an alternative reference rate selected by such agents. Such pieces of legislation also include safe harbors from liability, which may limit the recourse the Fund may have if the alternative reference rate does not fully compensate the Fund for the transition of an instrument from LIBOR. It is uncertain what impact such legislation may have.

These developments could negatively impact financial markets in general and present heightened risks, including with respect to the Fund’s investments. As a result of this uncertainty and developments relating to the transition process, the Fund and its investments may be adversely affected.

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Defaults by our portfolio companies may harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that we hold.

We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken if we render significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, even though we may have structured our investment as senior secured debt, depending on the facts and circumstances, including the extent to which we provided managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to claims of other creditors.

The lack of liquidity in our investments may adversely affect our business.

We invest in companies whose securities are not publicly traded and whose securities will be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of these investments may make it difficult for us to sell these investments when desired. In addition, if we are required or otherwise choose to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. Our investments are usually subject to contractual or legal restrictions on resale or are otherwise illiquid because there is usually no established trading market for such investments. Because most of our investments are illiquid, we may be unable to dispose of them in which case we could fail to qualify as a RIC and/or a BDC, or we may be unable to do so at a favorable price, and, as a result, we may suffer losses.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by our Board. As part of the valuation process, we (or an unaffiliated third-party firm, to the extent that our assets are treated as “plan assets” for purposes of ERISA) may take into account the following types of factors, if relevant, in determining the fair value of our investments:

•	a comparison of the portfolio company’s securities to publicly traded securities;

•	the enterprise value of a portfolio company;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments and its earnings and discounted cash flow;

•	the markets in which the portfolio company does business; and

•	changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.

When an external event such as a purchase transaction, public offering or subsequent sale occurs, we will use the pricing indicated by the external event to corroborate our valuation. We will record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our net asset value by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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If we are unable to make follow-on investments in our portfolio companies, the value of our investment portfolio could be adversely affected.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in order to (i) increase or maintain in whole or in part our equity ownership percentage, (ii) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing or (iii) attempt to preserve or enhance the value of our investment. We may elect not to make follow-on investments or may otherwise lack sufficient funds to make these investments. We have the discretion to make follow-on investments, subject to the availability of capital resources. If we fail to make follow-on investments, the continued viability of a portfolio company and our investment may, in some circumstances, be jeopardized and we could miss an opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, either because we prefer other opportunities or because we are subject to BDC requirements that would prevent such follow-on investments or such follow-on investments would adversely impact our ability to maintain our RIC status.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

We invest in portfolio companies at all levels of the capital structure. Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, these debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. In addition, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying the senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

The disposition of our investments may result in contingent liabilities.

Most of our investments involve private securities. In connection with the disposition of an investment in private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to certain potential liabilities. These arrangements may result in contingent liabilities that ultimately yield funding obligations that must be satisfied through our return of certain distributions previously made to us.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

Even though we may have structured certain of our investments as senior loans, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt investment and subordinate all or a portion of our claim to that of other creditors. We may also be subject to lender liability claims for actions taken by us with respect to a borrower’s business or instances where we exercise control over the borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken in rendering significant managerial assistance.

We generally do not control our portfolio companies.

We generally do not control most of our portfolio companies, even though we may have board representation or board observation rights, and our debt agreements may contain certain restrictive covenants that limit the business and operations of our portfolio companies. As a result, we are subject to the risk that a portfolio company may make business decisions with which we disagree and the management of such company may take risks or otherwise act in ways that do not serve our interests as debt investors. Due to the lack of liquidity of the investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event that we disagree with the actions of a portfolio company as readily as we would otherwise like to or at favorable prices which could decrease the value of our investments.

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Economic recessions, downturns or government spending cuts could impair our portfolio companies and harm our operating results.

Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay its debt investments during these periods. Therefore, our non-performing assets are likely to increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of our debt investments and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. When this occurs, subject to maintenance of our RIC status, we will generally reinvest these proceeds in temporary investments, pending our future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments could negatively impact our return on equity.

We may not realize gains from our equity investments.

When we invest in the debt of portfolio companies, we may acquire warrants or other equity securities of portfolio companies as well. To the extent we hold equity investments, we will attempt to dispose of them and realize gains upon our disposition of them. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. As a result, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests.

We may be subject to additional risks if we invest in foreign securities and/or engage in hedging transactions.

The 1940 Act generally requires that at least 70% of our investments be in issuers each of whom is organized under the laws of, and has its principal place of business in, any state of the U.S., the District of Columbia, Puerto Rico, the Virgin Islands or any other possession of the U.S. Our investment strategy does not presently contemplate significant investments in securities of non-U.S. companies. However, we may desire to make such investments in the future, to the extent that such transactions and investments are permitted under the 1940 Act. We expect that these investments would focus on the same types of investments that we make in U.S. middle market companies and accordingly would be complementary to our overall strategy and enhance the diversity of our holdings. Investing in foreign companies could expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Investments denominated in foreign currencies would be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that we will, in fact, hedge currency risk, or that if we do, such strategies will be effective.

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Engaging in hedging transactions would also, indirectly, entail additional risks to our Stockholders. Although it is not currently anticipated that we would engage in hedging transactions as a principal investment strategy, if we determined to engage in hedging transactions, we generally would seek to hedge against fluctuations of the relative values of our portfolio positions from changes in market interest rates or currency exchange rates. Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of the positions declined. However, such hedging could establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions.

These hedging transactions could also limit the opportunity for gain if the values of the underlying portfolio positions increased. Moreover, it might not be possible to hedge against an exchange rate or interest rate fluctuation that was so generally anticipated that we would not be able to enter into a hedging transaction at an acceptable price. If we choose to engage in hedging transactions, there can be no assurances that we will achieve the intended benefits of such transactions and, depending on the degree of exposure such transactions could create, such transactions may expose us to risk of loss.

While we may enter into these types of transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates could result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged could vary. Moreover, for a variety of reasons, we might not seek to establish a perfect correlation between the hedging instruments and the portfolio holdings being hedged. Any imperfect correlation could prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it might not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities would likely fluctuate as a result of factors not related to currency fluctuations.

The SEC has adopted Rule 18f-4 under the 1940 Act that governs the use of derivatives (defined to include any swap, security-based swap, futures contract, forward contract, option or any similar instrument) as well as financial commitment transactions (defined to include reverse repurchase agreements, short sale borrowings and any firm or standby commitment agreement or similar agreement) by BDCs. Under the Rule, a BDC is required to comply with one of two alternative portfolio limitations and manage the risks associated with derivatives transactions and financial commitment transactions by segregating certain assets. Furthermore, a BDC that engages in more than a limited amount of derivatives transactions or that uses complex derivatives is required to establish a formalized derivatives risk management program.

RISKS RELATING TO OUR SECURITIES

Investing in our common stock may involve an above average degree of risk.

The investments we may make may result in a higher amount of risk, volatility or loss of principal than alternative investment options. These investments in portfolio companies may be highly speculative and aggressive, and therefore, an investment in our common stock may not be suitable for investors with lower risk tolerance.

Our charter and our bylaws, as well as certain statutory and regulatory requirements, could deter takeover attempts.

Our charter and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire us. Our Board may, without Stockholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and a majority of our entire Board may, without Stockholder action, amend our charter to increase the number of our shares of any class or series that we have authority to issue. These and other takeover defense provisions may inhibit a change of control in circumstances that could give the holders of our Shares the opportunity to realize a premium over the value of our Shares.

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You may not receive distributions or our distributions may decline or may not grow over time.

We cannot assure you that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash distributions or year-to-year increases in cash distributions. In particular, our future distributions are dependent upon the investment income we receive on our portfolio investments. To the extent such investment income declines, our ability to pay future distributions may be harmed.

To the extent original issue discount instruments, such as zero coupon bonds and PIK loans, constitute a significant portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

Our investments may include original issue discount (“OID”) instruments, such as zero coupon bonds and loans with contractual PIK interest, which represents contractual interest added to a loan balance and due at the end of such loan’s term. To the extent OID or PIK interest constitute a significant portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

●	The higher interest rates of OID instruments and PIK loans reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

●	OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral;

●	Market prices of zero coupon or PIK securities are affected to a greater extent by interest rate changes and may be more volatile than securities that pay interest periodically and in cash. PIKs are usually less volatile than zero coupon bonds, but more volatile than cash pay securities;

●	For accounting purposes, any cash distributions to our Stockholders representing OID and PIK income are not treated as coming from paid-in capital, even if the cash to pay them comes from offering proceeds. As a result, despite the fact that a distribution representing OID and PIK income could be paid out of amounts invested by our Stockholders, the 1940 Act does not require that our Stockholders be given notice of this fact by reporting it as a return of capital;

●	The deferral of PIK interest increases the loan-to-value ratio, which is a measure of the riskiness of a loan; and

●	Even if the accounting conditions for income accrual are met, the borrower could still default when the Company’s actual payment is due at the maturity of the loan;

●	The use of PIK and OID securities may provide certain benefits to the Company’s adviser, including increased management fees; and

●	The required recognition of OID interest, including PIK interest, for income tax purposes may have a negative impact on liquidity, because it represents a non-cash component of the Company’s taxable income that must, nevertheless, be distributed in cash to investors to avoid it being subject to corporate-level taxation.

Although, we do not intend to do so, if we issue preferred stock, the net asset value and market value of our common stock will likely become more volatile.

At the present time, we do not intend to issue preferred stock. However, to the extent that we do issue preferred stock in the future, we cannot assure you that the issuance of preferred stock would result in a higher yield or return to the holders of our common stock. The issuance of preferred stock would likely cause the net asset value and market value of the common stock to become more volatile. If the dividend rate on the preferred stock were to approach the net rate of return on our investment portfolio, the benefit of leverage to the holders of the common stock would be reduced. If the dividend rate on the preferred stock were to exceed the net rate of return on our portfolio, the leverage would result in a lower rate of return to the holders of common stock than if we had not issued preferred stock. Any decline in the net asset value of our investments would be borne entirely by the holders of common stock. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in net asset value to the holders of common stock than if we were not leveraged through the issuance of preferred stock.

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We might be in danger of failing to maintain the required asset coverage of the preferred stock or of losing our ratings, if any, on the preferred stock or, in an extreme case, our current investment income might not be sufficient to meet the dividend requirements on the preferred stock. In order to counteract such an event, we might need to liquidate investments in order to fund a redemption of some or all of the preferred stock. In addition, we would pay (and the holders of common stock would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred stock, including higher advisory fees if our total return exceeds the dividend rate on the preferred stock. Holders of preferred stock may have different interests than holders of common stock and may at times have disproportionate influence over our affairs.

Although we do not intend to issue any preferred stock, if we issue preferred stock, holders of any preferred stock we might issue would have the right to elect members of our Board and class voting rights on certain matters.

At the present time, we do not intend to issue preferred stock. However, to the extent that we do issue preferred stock in the future, holders of any preferred stock we might issue, voting separately as a single class, would have the right to elect two members of our Board at all times and in the event dividends become two full years in arrears would have the right to elect a majority of the directors until such arrearage is completely eliminated. In addition, preferred stockholders have class voting rights on certain matters, including changes in fundamental investment restrictions and conversion to open-end status, and accordingly can veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our common stock and preferred stock, both by the 1940 Act and by requirements imposed by rating agencies, if any, or the terms of our Leverage Arrangements, if any, might impair our ability to maintain our tax treatment as a RIC for U.S. federal income tax purposes. While we would intend to redeem our preferred stock to the extent necessary to enable us to distribute our income as required to maintain our tax treatment as a RIC, there can be no assurance that such actions could be effected in time to meet the tax requirements.

Shares will be registered under the 1934 Act and therefore Stockholders may be subject to certain filing requirements.

Because our common stock will be registered under the 1934 Act, ownership information for any person who beneficially owns 5% or more of our common stock will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, our Stockholders who choose to reinvest their dividends may see their percentage stake in the Company increased to more than 5%, thus triggering this filing requirement. Each Stockholder is responsible for determining their filing obligations and preparing the filings. In addition, our Stockholders who hold more than 10% of a class of our Shares may be subject to Section 16(b) of the 1934 Act, which recaptures for the benefit of the Company profits from the purchase and sale of registered stock within a six-month period.

We do not currently intend for our Shares to be listed on any national securities exchange.

There is currently no public market for our common stock, and a market for our common stock may never develop. Our common stock is not registered under the Securities Act of 1933, as amended, or any state securities law and is restricted as to transfer by law and the terms of our charter. Our Stockholders generally may not sell, assign or transfer its Shares without prior written consent of the Investment Adviser, which the Investment Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, our Stockholders are not entitled to redeem their Shares. Our Stockholders must be prepared to bear the economic risk of an investment in our common stock for an indefinite period of time. While we may in the future undertake to list our securities on a national securities exchange, there can be no assurance that such a listing will be successfully completed. Furthermore, an exchange listing does not ensure that an actual market will develop for a listed security.

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ITEM 2.	FINANCIAL INFORMATION.

DISCUSSION OF THE COMPANY’S EXPECTED OPERATING PLANS

Overview

We were incorporated on November 15, 2021, under the laws of the State of Maryland. Following the Initial Closing Date, we will file an election to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest. See “Item 1. Business—Operating and Regulatory Environment” and “Item 1. Business—Material U.S. Federal Income Tax Considerations.”

We are currently in the development stage and have not commenced investment operations. Since inception, there has been no investment activity. An affiliate of the Investment Adviser has contributed an initial $10,000 capital contribution to us in exchange for 1,000 Shares. To date, our efforts have been limited to organizational activities, the cost of which has been borne by us and paid by the Investment Adviser and its affiliates. In the event receipt of a formal commitment of external capital does not occur, all organization and offering expenses will be borne by the Investment Adviser or its affiliates.

Revenues

We plan to generate revenues in the form of interest income from the debt securities we hold and dividends and capital appreciation on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. In addition, we (but (for the avoidance of doubt), not our Investment Adviser or Administrator) may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan. It is not expected that our Investment Adviser will generate revenue from our participation in such activities. However, our Investment Adviser may generate revenue in respect of arrangements with other clients, if any.

Expenses

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided through the Administration Agreement and the Investment Advisory Agreement.

All investment professionals of the Investment Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Investment Advisory Agreement (as opposed to the accounting, compliance and other administrative services set forth in clause (xxiii) below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Adviser and not by us.

The Company will bear its own legal and other expenses incurred in connection with its formation and organization and the offering of its Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Investment Adviser directly or pursuant to waivers of the Management Fee).

In addition to Management Fees, except as noted above, the Company will bear all other costs and expenses that are directly and specifically related to its operations, including without limitation:

(i)	all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of our investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator’s fees of third party administrators (subject to clause (xxiii) below) and financing costs (including interest expenses);

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(ii)	expenses for liability insurance, including officers and independent directors liability insurance, cyber insurance and other insurance (but excluding the cost of liability insurance covering the Investment Adviser and its officers to the extent that bearing such expenses would be prohibited by ERISA);

(iii)	extraordinary expenses incurred by the Company (including litigation);

(iv)	indemnification and contribution expenses provided, that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable ;

(v)	taxes and other governmental fees and charges;

(vi)	administering and servicing and special servicing fees paid to third parties for our benefit;

(vii)	the cost of Company-related operational and accounting software and related expenses;

(viii)	cost of software (including the fees of third-party software developers) used by the Investment Adviser and its affiliates to track and monitor our investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Company);

(ix)	expenses related to the valuation or appraisal of our investments;

(x)	risk, research and market data-related expenses (including software) incurred for our investments;

(xi)	fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 or Section 13 filings), blue sky filings and registration statement filings, as applicable) to which we are subject or incurred in connection with any governmental inquiry, investigation or proceeding involving us; provided that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;

(xii)	costs associated with the wind-up, liquidation, dissolution and termination of the Company;

(xiii)	other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with the Investment Advisory Agreement and the Administration Agreement and fees for outside services provided to us or on our behalf; provided that we will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, including ERISA, if applicable;

(xiv)	expenses of the Board (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings), to the extent permitted under applicable law, including ERISA, if applicable;

(xv)	annual or special meetings of the Stockholders;

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(xvi)	the costs and expenses associated with preparing, filing and delivering to Stockholders periodic and other reports and filings required under federal securities laws as a result of our status as a BDC;

(xvii)	ongoing Company offering expenses;

(xviii)	federal and state registration fees pertaining to the Company;

(xix)	costs of Company-related proxy statements, Stockholders’ reports and notices;

(xx)	costs associated with obtaining fidelity bonds as required by the 1940 Act;

(xxi)	printing, mailing and all other similar direct expenses relating to the Company;

(xxii)	expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts; and

(xxiii)	only to the extent (i) Benefit Plan Investors hold less than 25% of our Shares, or (ii) we operate the Company as a “venture capital operating company”, our allocable portion of overhead, including office equipment and supplies, rent and our allocable portion of the compensation paid to accounting, compliance and administrative staff employed by the Investment Adviser or its affiliates who provide services to the Company necessary for its operation, including related taxes, health insurance and other benefits.

Investment-related expenses with respect to investments in which the Company invests together with one or more parallel funds (or co-investment vehicles) will generally be allocated among all such entities on the basis of capital invested by each such entity into the relevant investment; provided that if the Investment Adviser reasonably believes that such allocation method would produce an inequitable result to any such entity, the Investment Adviser may allocate such expenses among such entities in any other manner that the Investment Adviser believes in good faith to be fair and equitable.

If the assets of the Company are treated as “plan assets” for purposes of ERISA, the Investment Adviser will bear responsibility for the fidelity bond required under Section 412 of ERISA.

We are permitted to enter into credit facilities. In connection with borrowings, our lenders may require us to pledge assets, Capital Commitments and/or the right to draw down on Capital Commitments. In this regard, the Subscription Agreement contractually obligates each of our investors to fund their respective Capital Commitments in order to pay amounts that may become due under any borrowings or other financings or similar obligations.

Financial Condition, Liquidity and Capital Resources

We are currently in the development stage and have not commenced investment operations. An affiliate of the Investment Adviser has contributed an initial $10,000 capital contribution to us in exchange for 1,000 Shares.

We expect to generate cash from (1) drawing down capital in respect of Shares, (2) cash flows from investments and operations and (3) borrowings from banks or other lenders. We will seek to enter into any bank debt, credit facility or other financing arrangements on at least customary market terms; however, we cannot assure you we will be able to do so.

Our primary use of cash will be for (1) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including expenses, the Management Fee and, to the extent permitted under ERISA, if applicable, and the 1940 Act, any indemnification obligations), (3) debt service of any borrowings and (4) cash distributions to the Stockholders.

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Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we (or through an unaffiliated third-party firm, to the extent that our assets are treated as “plan assets” for purposes of ERISA) will value these investments at fair value as determined in good faith by the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 1. Business—Valuation of Portfolio Securities.”

ITEM 3.	PROPERTIES.

We maintain our principal executive office at 810 Seventh Avenue, 26th Floor, New York, NY 10019. We do not own any real estate. We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the same area.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

We have not yet commenced commercial activities and will not do so until the Initial Closing Date. An affiliate of the Investment Adviser has contributed an initial $10,000 capital contribution to us in exchange for 1,000 Shares. We will not raise additional capital prior to the Initial Closing Date, at which point we will raise capital from the issuance of privately offered Shares.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

Board of Directors and Executive Officers

The business and affairs of the Company are managed under the direction and oversight of the Board. The Board consists of four members, three of whom are Independent Directors. The Board appoints the officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly valuation of the Company’s assets, corporate governance activities, oversight of the Company’s financing arrangements and oversight of the Company’s investment activities.

The Board is responsible for the oversight of the Company’s investment, operational and risk management activities. The Board reviews risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Investment Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Company’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

Directors

Information regarding our Board is set forth below. The directors have been divided into two groups—Independent Directors and interested directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act. The address for each director is c/o Brightwood Capital Advisors, LLC, 810 Seventh Avenue, 26th Floor, New York, NY 10019.

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Name	Age	Position

Independent Directors

Peter J. Dancy	57	Director

Carol Moody	65	Director

Cynthia Fryer Steer	73	Director

Interested Directors

Sengal Selassie	53	Director, Chairman of the Board and Chief Executive Officer

Sachin Goel	41	Director

Executive Officers Who Are Not Directors

Information regarding each person who is an executive officer of the Company but who is not a director is as follows:

Russell Zomback	Chief Financial Officer

Darilyn T. Olidge	Chief Compliance Officer

Martina Brosnahan	Secretary

The address for each executive officer is 810 Seventh Avenue, 26th Floor, New York, NY 10019.

Biographical Information

Directors

Each of our directors has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors also has sufficient time available to devote to our affairs, is able to work with the other members of the Board and contribute to our success and can represent the long-term interests of our Stockholders as a whole. We have selected our current directors to provide a range of backgrounds and experience to our Board. Set forth below is biographical information for each director, including a discussion of the director’s particular experience, qualifications, attributes or skills that led us to conclude, as of the date of this Registration Statement, that the individual should serve as a director, in light of our business and structure.

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Independent Directors

Peter J. Dancy has 35 years of finance experience and has held various position in deal origination, execution, structuring and portfolio management during his career. In 2010, Mr. Dancy co-founded and served as Managing Director - Group Head of Annaly Middle Market Lending LLC (“AMML”), a $2.5 billion direct lending leverage finance platform, within Annaly Capital Management (“NLY”), focused on providing first lien, second lien and uni-tranche financing for private equity backed middle market companies. Mr. Dancy served as Group Head and as a member of the NLY Investment Committee. Under his leadership, AMML funded roughly $6.0 billion across 90+ transactions with a realized unlevered return of 10.1%. During his tenure, Mr. Dancy was responsible for creating the Group’s credit policy, formation of the Group’s loan operations, negotiations of the Group’s third-party financing arrangements, and build out of the Group’s 14 person investment team. In addition, Mr. Dancy was directly responsible for originating $2.35 billion of first lien, second lien and uni-tranche facilities with an average unlevered return of over 8.5%. Prior to the formation of AMML, Mr. Dancy was a Managing Director and Head of U.S. Sponsor Coverage for the Bank of Ireland. Prior to the Bank of Ireland, Mr. Dancy held various middle market lending and leverage finance positions at Regions Financial, BMO Harris Bank and National Westminster Bank USA. Mr. Dancy holds a B.A. in Economics from The College of Wooster and an M.B.A. from the University of Chicago, Booth School of Business.

Carol Moody currently serves as President and CEO of Legal Momentum – The Women’s Legal Defense and Education Fund. She is formerly the Founder and Principal of CAB Moody, LLC and a Senior Portfolio Manager and Acting Chief Investment Officer for CalPERS. Prior to joining CalPERS, Ms. Moody held a series of senior risk and compliance roles and Wilmington Trust Company, Nationwide Insurance, TIAA-CREF, TCW/Latin American Partners, LLC and Citibank. Ms. Moody received her bachelor’s degree from The Wharton School at the University of Pennsylvania and her J.D. from Columbia University School of Law.

Cynthia Fryer Steer currently serves as a Director and Chair of the Investment Committee for MissionSquare, a $75.0 billion not-for-profit organization dedicated to retirement security for essential workers as well as an Independent Director for Xponance, a firm devoted to emerging and diverse managers. She is also a former Independent Director of Hancock Natural Resources Group, a $14.0 billion manager in forestry and agriculture. Currently, Ms. Steer also serves on the Investment Committees of the Hartford and New Haven Community Foundations as well as Hartford Healthcare. In 2014, she retired as Executive Vice President, Head of Manager Research, Performance Analytics, and Investment Solutions at BNY Mellon Investment Management. At BNY Mellon, she was responsible for performance oversight, due diligence, and analysis of investment performance across BNY Mellon Investment Management with US$1.6 trillion in AUM.  In addition, she served as senior investment advisor to the executive management of BNY Mellon Investment Management, was a member of the BNY Mellon Benefit Investment Committee and headed up the firm's outsourced CIO efforts. Additional investment experience includes senior roles at Russell Investments and Rogers Casey as well as having served as Chief Investment Officer for United Technologies, the City of Hartford and SBLI, a New York-based insurance company. She received her bachelor’s degree from Smith College, an M.B.A. from The Wharton School at the University of Pennsylvania, a Corporate Director Certificate from Harvard Business School as well as an M.S. in Ed from the Bank Street School.

Interested Directors

Sengal Selassie is the chair of the Executive Committee and leads the investment committees of all Brightwood Managed Funds.  Prior to forming Brightwood Capital Advisors, LLC, Mr. Selassie led a spinout from SG Capital Partners LLC (“SG Capital”), co-founding Cowen Capital Partners, LLC (“Cowen Capital”), where he served as Managing Partner from 2006 to 2009.  Cowen Capital went on to form Trinity Investors.  Mr. Selassie joined Cowen Capital from SG Capital, Cowen Capital’s predecessor fund where he worked from 1998 through 2006.  At SG Capital he was a Managing Director and served as group head starting in 2002.  While at Cowen Capital and SG Capital, Mr. Selassie made more than 25 investments in 11 portfolio companies.  Prior to SG Capital, Mr. Selassie worked in the Mergers & Acquisitions Group at Morgan Stanley where he helped media and telecommunications companies execute strategic transactions from 1996 to 1998.  He began his career in the Corporate Finance Group of the Investment Banking Division of Goldman Sachs in 1990.  He is a member of the New York and Connecticut Bar Associations.  Mr. Selassie earned his M.B.A. with distinction and J.D. cum laude from Harvard University.  He has an A.B. in Economics magna cum laude from Harvard College.

Sachin Goel

Sachin Goel is a Managing Director on the Investment Team of Brightwood Capital Advisors, LLC and leads our capital markets activities.  Prior to joining Brightwood Capital Advisors, LLC, Sachin was a Managing Director in Macquarie Capital USA’s credit trading division, where he was responsible for a portfolio of distressed and high-yield corporate credits. His duties included risk management, trading and investing in bonds and bank debt in various sectors, with a focus on energy, power, infrastructure and transportation in the U.S. and Australia. Previously, Sachin was a Vice President at Credit Suisse in the fixed income division of the investment bank, first in the U.S. credit trading group, where he was responsible for formulating and executing trades, and subsequently as a member of the special opportunities group, conducting principal investing in illiquid credit opportunities, primarily in middle market private lending. Mr. Goel received his B.A. from the University of Chicago.

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Executive Officers Who Are Not Directors

Russell Zomback is Chief Financial Officer of Brightwood Capital Advisors, LLC.  Mr. Zomback was Brightwood Capital Advisors, LLC’s first outside hire in April 2011.  During his time at the firm, he has played a key role in driving Brightwood Capital Advisors, LLC’s growth from its launch into a $4 billion direct lending platform, and he has led and managed the finance function for all of Brightwood’s funds.  Prior to joining Brightwood Capital Advisors, LLC in 2011, Mr. Zomback served as Executive Vice President of Finance at Golub Capital.  Over twelve years at Golub, Mr. Zomback oversaw three SBIC partnerships, a number of other investment partnerships, and supported the firm’s expansion from $250 million to $4 billion in assets under management.  Prior to Golub, Mr. Zomback was with Goldstein Golub Kessler as an audit manager in the financial services group.  Mr. Zomback holds a bachelor’s degree in accounting from SUNY Binghamton.

Darilyn Olidge, Esq is a Partner, General Counsel and Chief Compliance Officer of Brightwood Capital Advisors, LLC.  Ms. Olidge also serves on the Executive Committee.  Ms. Olidge’ s responsibilities at Brightwood Capital Advisors, LLC include providing strategic legal advice to the firm, setting and monitoring internal governance practices and policies, running the compliance program, managing Brightwood Capital Advisors, LLC’s administrative services including human resources and office management and managing external counsel relationships.  Prior to joining Brightwood Capital Advisors, LLC, Ms. Olidge was a Managing Director in the General Counsel Division of Credit Suisse (“GCD”), serving as Lead Advisory Counsel to the Prime Services Group, Co-Manager of GCD’s Center of Excellence Documentation Team and a Member of the GC Americas Management Operating Committee.  Ms. Olidge joined Credit Suisse from Morgan Stanley where she last served as Executive Director, advising on various legal and regulatory matters in its fixed income and institutional equities businesses.  Prior to joining Morgan Stanley, she was an Associate at Cravath, Swaine & Moore in New York and clerked for the late Hon. Constance Baker Motley, United States District Court, Southern District of New York. She began her career as a Certified Public Accountant in the Tax Division of Arthur Andersen.  A native of New Orleans, LA., Ms. Olidge earned her B.B.A. degree in Accounting from Loyola University of New Orleans and her J.D. from New York University Law School, where she was a member of the Law Review.  Ms. Olidge serves as a lifetime trustee to the New York University School of Law and is a member of the board of directors of Communities in Schools, a national organization working inside public and charter schools to empower at-risk students to stay in school and achieve in life.

Martina Brosnahan is a Managing Director in the legal department at Brightwood Capital Advisors, LLC.  Ms. Brosnahan is responsible for the structuring and legal documentation for Brightwood’s funds and also provides strategic legal advice to the firm.  Prior to joining Brightwood Capital Advisors, LLC, Ms. Brosnahan was a member of the legal advisory team for Credit Suisse’s Prime Services Group.  Before joining Credit Suisse, Ms. Brosnahan was the senior in house securities attorney at an alternative asset management firm.  Prior to her career as an in house legal advisor, Ms. Brosnahan was an associate at Morgan Lewis & Bockius LLP and Brown Raysman Millstein Felder & Steiner, LLP.  Ms. Brosnahan earned her B.A. in Political Science from Barnard College, Columbia University and a J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University.

Our Board has adopted a code of ethics that applies to our executive officers, which forms part of our broader compliance policies and procedures. See “Item 1. Business—Compliance Policies and Procedures.”

Board Leadership Structure

Our Board monitors and performs an oversight role with respect to our business and affairs, compliance with regulatory requirements and the services, expenses and performance of our service providers. Among other things, our Board approves the appointment of the Administrator and officers, reviews and monitors the services and activities performed by the Administrator and officers and approves the engagement, and reviews the performance of, our independent public accounting firm.

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Under our bylaws, our Board may designate a chairman to preside over the meetings of the Board and meetings of the Stockholders and to perform such other duties as may be assigned to the chairman by the Board. We do not have a fixed policy as to whether the chairman of the Board should be an Independent Director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests and our Stockholders at such times.

Sengal Selassie . currently serves as the chairman of our Board. Mr. Selassie is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act because he is a CEO of, and serves on the investment committee of the Investment Adviser. We believe that Mr. Selassie’s history with the Investment Adviser, familiarity with our investment objectives and investment strategy, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the chairman of our Board. We believe that, at present, we are best served through this leadership structure, as Mr. Selassie’s relationship with the Investment Adviser, provides an effective bridge and encourages an open dialogue between our management and our Board, ensuring that all groups act with a common purpose.

Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the Independent Directors in executive session without the presence of interested directors and management over which the chairman of the audit committee presides, the establishment of audit, valuation and nominating and corporate governance committees comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

We recognize that different board leadership structures are appropriate for companies in different situations. We intend to continue to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

Our Board performs its risk oversight function primarily through (1) its four standing committees which report to the Board, each of which is comprised solely of Independent Directors and (2) active monitoring by our chief compliance officer and our compliance policies and procedures.

Our audit committee, valuation committee and nominating and corporate governance committee assist our Board in fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements, including the independence of our independent auditors. The valuation committee is responsible for making recommendations in accordance with the valuation policies and procedures adopted by our Board, reviewing valuations and any reports of independent valuation firms, confirming that valuations are made in accordance with the valuation policies of our Board and reporting any deficiencies or violations of such valuation policies to our Board on at least a quarterly basis, and reviewing other matters that our Board or the valuation committee deems appropriate. The nominating and corporate governance committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our Stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

Our Board performs its risk oversight responsibilities with the assistance of our chief compliance officer. The Board quarterly reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of our compliance policies and procedures and our service providers. The chief compliance officer’s quarterly report addresses at a minimum:

●	the operation of our compliance policies and procedures and our service providers since the last report;

●	any material changes to these policies and procedures since the last report;

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●	any recommendations for material changes to these policies and procedures as a result of the chief compliance officer’s review; and

●	any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks.

In addition, the chief compliance officer meets separately in executive session with the Independent Directors at least once each year.

We believe that our Board’s role in risk oversight is effective, and appropriate given the extensive regulation to which we are subject as a BDC. We are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited because our asset coverage must equal at least 150% immediately after we incur indebtedness. We generally have to invest at least 70% of our total assets in “qualifying assets” and are not generally permitted to invest in any portfolio company in which one of our affiliates currently has an investment.

We recognize that different board of director roles in risk oversight are appropriate for companies in different situations. We intend to continue to re-examine the manner in which our Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.

Committees of the Board

Our Board has established an audit committee, a nominating and corporate governance committee, and a valuation committee. The members of each committee have been appointed by our Board and serve until their respective successor is elected and qualifies, unless they are removed or resign. We require each director to make a diligent effort to attend all Board and committee meetings as well as each annual meeting of our Stockholders.

Audit Committee

The audit committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the audit committee. The audit committee is responsible for recommending the selection of, engagement of and discharge of our independent auditors, reviewing the plans, scope and results of the audit engagement with the independent auditors, approving professional services provided by the independent auditors (including compensation therefore), reviewing the independence of the independent auditors and reviewing the adequacy of our internal controls over financial reporting. The members of the audit committee are Mr. Dancy, Ms. Moody and Ms. Steer, each of whom is not an interested person of the Company for purposes of the 1940 Act. Ms. Moody serves as the chairperson of the audit committee, and our Board has determined that Ms. Moody is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the 1934 Act, and that each of them meets the current independence and experience requirements of Rule 10A-3 of the 1934 Act.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for determining criteria for service on the Board, identifying, researching and nominating directors for election by our Stockholders, selecting nominees to fill vacancies on our Board or committees of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of our management. The nominating and corporate governance committee considers nominees properly recommended by our Stockholders. The members of the nominating and corporate governance committee are Mr. Dancy, Ms. Moody and Ms. Steer, each of whom is not an interested person of the Company for purposes of the 1940 Act. Mr. Dancy serves as the chairperson of the nominating and corporate governance committee.

The nominating and corporate governance committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, us and our Stockholders. In considering possible candidates for election as a director, the nominating and corporate governance committee takes into account, in addition to such other factors as they deem relevant, the desirability of selecting directors who:

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●	are of high character and integrity;

●	are accomplished in their respective fields, with superior credentials and recognition;

●	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

●	have sufficient time available to devote to our affairs;

●	are able to work with the other members of the Board and contribute to our success;

●	can represent the long-term interests of our Stockholders as a whole; and

●	are selected such that the Board represent a range of backgrounds and experience.

The nominating and corporate governance committee has not adopted formal policies with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nominating and corporate governance committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The nominating and corporate governance committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The nominating and corporate governance committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the nominating and corporate governance committee’s goal of creating a Board that best serves our needs and the interest of our Stockholders.

Valuation Committee

The valuation committee operates pursuant to a charter approved by our Board. The charter set forth the responsibilities of the valuation committee. The valuation committee is responsible for making recommendations in accordance with the valuation policies and procedures adopted by our Board, reviewing valuations and any reports of independent valuation firms (which valuations firms, we will be required to retain to value our portfolio investments to the extent that our assets are treated as “plan assets” for purposes of ERISA), confirming that valuations are made in accordance with the valuation policies of our Board and reporting any deficiencies or violations of such valuation policies to our Board on at least a quarterly basis, and reviewing other matters that our Board or the valuation committee deems appropriate. The valuation committee is composed of Mr. Dancy, Ms. Moody and Ms. Steer, each of whom is not an interested person of the Company for purposes of the 1940 Act. Ms. Steer serves as chairperson of the valuation committee.

ITEM 6.	EXECUTIVE COMPENSATION.

(a)            Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business, including such services provided by our executive officers, will be provided by individuals who are employees of the Investment Adviser, pursuant to the terms of our Investment Advisory Agreement, or through the Administration Agreement.

None of our executive officers will receive direct compensation from us. To the extent (i) Benefit Plan Investors hold less than 25% of our Shares or (ii) we operate the Company as a “venture capital operating company”, we will reimburse the Administrator for expenses incurred by it on our behalf in performing its obligations under the Administration Agreement. Certain of our executive officers, through their ownership interest in or management positions with the Investment Adviser, may be entitled to a portion of any profits earned by the Investment Adviser, which includes any fees payable to the Investment Adviser under the terms of our Investment Advisory Agreement, less expenses incurred by the Investment Adviser in performing its services under our Investment Advisory Agreement.

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The Investment Adviser may pay additional salaries, bonuses, and individual performance awards and/or individual performance bonuses to our executive officers in addition to their ownership interest.

(b)            Compensation of Independent Directors

Each of our Independent Directors will receive an annual retainer fee of $50,000, payable once per year. In addition, each of our Independent Directors will receive a fee of $10,000 for each regularly scheduled quarterly Board meeting that they participate in and $10,000 for each special Board meeting that they participate in. Independent Directors will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with participating in each Board meeting.

With respect to each audit committee meeting not held concurrently with a Board meeting, Independent Directors will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with participating in such audit committee meeting. In addition, the chairman of the audit committee will receive an annual retainer of $10,000, while the chairman of the nominating and corporate governance committee and the chairman of the valuation committee will receive annual retainers of $10,000 and $10,000 respectively.

No compensation will be paid to directors who are “interested persons,” as that term is defined in the 1940 Act.

ITEM 7.              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

(a)            Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons

Investment Advisory Agreement; Administration Agreement

We will enter into the Investment Advisory Agreement with our Investment Adviser pursuant to which we will pay Management Fees to the Investment Adviser, and we will enter into the Administration Agreement with the Administrator, pursuant to which and to the extent (i) Benefit Plan Investors hold less than 25% of our Shares or (ii) we operate the Company as a “venture capital operating company”, we will make payments equal to an amount that reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement.

The Investment Advisory Agreement and the Administration Agreement are expected to be approved by our Board at the organizational Board meeting. Unless earlier terminated as described below, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period from their effective date to the second anniversary of such effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of the holders of a majority of our outstanding Shares, and (ii) the vote of a majority of our Independent Directors. The Investment Advisory Agreement will automatically terminate in the event of an assignment by the Investment Adviser, see “Item 1A. Risk Factors—Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser” and the Administration Agreement will automatically terminate in the event of an assignment by the Administrator. Notwithstanding the foregoing, each of the Investment Advisory Agreement and the Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, provided, that, such termination will be directed or approved by the vote of the holders of a majority of our outstanding Shares, by the vote of our directors, or by the Investment Adviser or Administrator (as applicable). If the Investment Advisory Agreement is terminated according to this paragraph, we will pay the Investment Adviser a pro-rated portion of the Management Fee then due.

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Potential Conflicts of Interest

The Company’s executive officers and directors, as well as the current or future members of the Investment Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Company or of investment funds managed by the Company’s affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the Company’s and the Company’s Stockholders’ best interests.

We, the Investment Adviser and our respective direct or indirect members, partners, officers, directors, employees, agents and affiliates may be subject to certain potential conflicts of interest in connection with our activities and investments. For example, the terms of the Investment Adviser’s management fees may create an incentive for the Investment Adviser to approve and cause us to make more speculative investments than we would otherwise make in the absence of such fee structure.

The Investment Adviser and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole and in part, to our investment mandates. The Investment Adviser and its affiliates may determine that an investment is appropriate for us and for one or more of those other funds. In such event, depending on the availability of such investment and other appropriate factors, the Investment Adviser or its affiliates may determine that we should invest side-by-side with one or more other funds. Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with the Investment Adviser’s allocation procedures. We have submitted an application for exemptive relief from the SEC which, if granted, will permit us to co-invest in portfolio companies with certain funds or entities managed by the Investment Adviser or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the exemptive order. Our application for exemptive relief will seek an exemptive order permitting us to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our Independent Directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our Stockholders and does not involve us or our Stockholders overreaching on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our Stockholders and is consistent with our then-current investment objectives and strategies. Such relief has not yet been granted and may not be granted. In addition, to the extent that our assets are treated as “plan assets” under ERISA, we will only co-invest in the same issuer with certain funds or entities managed by the Investment Adviser or its affiliates, so long as they and our respective investments are at the same level of such issuer’s capital structure; provided, that in no event will we co-invest with any other fund or entity in contravention of the 1940 Act or ERISA.

The Company has entered into a royalty-free Trademark License Agreement with the Adviser, pursuant to which the Adviser has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Brightwood.” Under this Trademark License Agreement, subject to certain conditions, the Company has a right to use the Brightwood name for so long as the Investment Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the Brightwood name.

The Company has adopted certain policies and procedures to manage conflicts of interest, including a code of ethics. See “—Certain Business Relationships.” Additionally, as described above under “Item 1. Business—Proxy Voting Policies and Procedures” we have delegated our proxy voting responsibility to our Investment Adviser, which has adopted certain proxy voting policies and procedures. Furthermore, to the extent that our assets are treated as “plan assets” for purposes of ERISA, we have policies and procedures in place to comply with any requirements under ERISA in respect of conflicts of interest.

Certain Business Relationships

Certain of our current directors and officers are directors or officers of the Investment Adviser.

To the extent that the assets of the Company are treated as “plan assets” for purposes of ERISA, the Company will not enter into any agency, agency cross and principal transaction with any of its affiliates, or in any other transaction that could give rise to a prohibited transaction under ERISA.

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To the extent that the assets of the Company are not treated as “plan assets” for purposes of ERISA, the Company may enter into transactions with portfolio companies, in the Company’s ordinary course of business, that may be considered related party transactions. Under such circumstances, in order to ensure that the Company does not engage in any prohibited transactions with any persons affiliated with the Company, the Company has implemented certain policies and procedures whereby the Company’s executive officers screen each of the Company’s transactions for any possible affiliations between the proposed portfolio investment, the Company, companies controlled by us and our employees and directors. Furthermore, under such circumstances, the Company will not enter into any agreements unless and until the Company is satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, the Company has taken appropriate actions to seek Board review and approval or exemptive relief, as applicable, for such transaction. Our Board reviews these procedures on a quarterly basis.

We have adopted a code of ethics which applies to, among others, our senior officers, including our chief executive officer and chief financial officer, as well as all of our officers, directors and employees. Our code of ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Pursuant to such code of ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our chief compliance officer.

Indebtedness of Management

None.

(b)            Promoters and Certain Control Persons

The Investment Adviser may be deemed a promoter of the Company. We will enter into the Investment Advisory Agreement with the Investment Adviser. The Investment Adviser, for its services to us, will be entitled to receive Management Fees. In addition, under the Investment Advisory Agreement, we expect, to the extent permitted by applicable law (including ERISA, if applicable) and in the discretion of our Board, to indemnify the Investment Adviser and certain of its affiliates. See “Item 1. Business—Investment Advisory Agreement.”

ITEM 8.	LEGAL PROCEEDINGS.

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial statements.

ITEM 9.                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our outstanding Shares will be offered and sold in transactions exempt from registration under the Securities Act under section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no public market for the Shares, and we do not expect one to develop.

Because the Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, which consent, with respect to an ERISA Plan, will not be withheld unreasonably in the case of a change of such ERISA Plan’s fiduciaries or trustees, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Stockholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

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Stockholders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding our Stockholders.

Distributions

Subject to the requirements of Section 852(a) of the Code and the terms of any indebtedness or Preferred Shares, distributions of proceeds will be made to the Stockholders pro rata based on the number of Shares held by each Stockholder.

Retention of Proceeds

Subject to the requirements of Section 852(a) of Subchapter M of the Code and the terms of any indebtedness or Preferred Shares, during the Investment Period, we may retain, in whole or in part, any proceeds attributable to portfolio investments. Any retained proceeds that represent net investment income will be treated as a deemed distribution by us to the Stockholders and a deemed re-contribution by the Stockholders to us, and the aggregate Undrawn Commitments of all Stockholders will be reduced accordingly. We may use the amounts so retained to make investments, pay our fees and expenses, repay our borrowings, or fund reasonable reserves for our future expenses or other obligations (including obligations to make indemnification advances and payments to the extent such advances and payments would be permitted under applicable law, including ERISA, if applicable); provided, however, that, after the expiration of the Investment Period, no part of such retained amounts will be used to make any investment for which we would not be permitted to draw down Capital Commitments. We will treat any retained proceeds that represent net investment income as a deemed distribution to Stockholders and a deemed re-contribution by the Stockholders, and the aggregate Undrawn Commitments of all Stockholders will be reduced accordingly. For the avoidance of doubt, even if the Undrawn Commitment of the Shares becomes zero, we may continue to retain proceeds that represent net investment income as described above for the purpose of paying our operating costs (including expenses, the Management Fee, payments to the Administrator (to the extent the assets of the Company are not treated as “plan assets” for purposes of ERISA See “Item 1. Business—The Administrator”) and any indemnification obligations to the extent permitted under applicable law, including ERISA, if applicable) and debt service of any borrowings we have made.

Reports to Stockholders

We plan to furnish or make available to our Stockholders an annual report for each fiscal year ending December 31 containing financial statements audited by our independent registered public accounting firm. Additionally, we intend to comply with the periodic reporting requirements of the 1934 Act.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

We have not yet issued any unregistered securities. We have issued and sold 1,000 Shares at an aggregate purchase price of $10,000 to an affiliate of the Investment Adviser. It is expected that all Shares will be issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The following description is based on relevant portions of the MGCL and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws for a more detailed description of the provisions summarized below.

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Description of Shares

General

The Company’s authorized stock consists of 100,000,000 Shares of common stock, par value $0.01 per share. There is currently no market for the Company’s common stock, and the Company can offer no assurances that a market for its shares of common stock will develop in the future. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

Common Stock

All shares of the Company’s common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of the Company’s common stock if, as and when authorized by the Board and declared by the Company out of funds legally available therefor. Shares of the Company’s common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by the Certificate of Incorporation, federal and state securities laws or by contract. In the event of the Company’s liquidation, dissolution or winding up, each share of the Company’s common stock would be entitled to share ratably in all of the Company’s assets that are legally available for distribution after the Company pays all debts and other liabilities and subject to any preferential rights of holders of the Company’s preferred stock, if any preferred stock is outstanding at such time. Each share of the Company’s common stock is entitled to one vote on all matters submitted to a vote of Stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of the Company’s common stock will possess exclusive voting power. A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of Stockholders duly called and at which a quorum is present. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of the Company’s directors, and holders of less than a majority of such shares will not be able to elect any directors.

Preferred Stock

The Company does not intend to issue preferred stock.

Transferability of Shares

Prior to an IPO, Shares of the Company’s common stock have no preemptive, exchange, conversion or redemption rights. Shares are freely transferable except when their transfer is restricted by the Certificate of Incorporation, federal and state securities laws or by contract. No transfer will be effectuated except by registration of the transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as a Stockholder in the Company.

Following an IPO, Stockholders may be restricted from selling or transferring their shares of the Company’s common stock for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the IPO.

Dissolution of the Company

The Company shall be dissolved upon the first to occur of the following:

(a)            the mutual agreement of the Board and majority in interest of common Stockholders;

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(b)            the vote of a majority of common Stockholders in the event that the Investment Adviser or any of the members of the Investment Committee or any affiliate thereof (the “Brightwood Executives”) has engaged in Disabling Conduct (as defined below);

(c)            the vote of both majority in common shares and majority in number of common Stockholders in the event that the Investment Adviser or any of the Brightwood Executives has breached the standard of care set forth in “Item 1(c). Description of Business—Regulation as a Business Development Company—Indemnification”;

(d)            the sale or other disposition of all or substantially all of the Company’s assets; or

(e)            the entry of any order of judicial dissolution, if permitted under the 1940 Act.

As used herein, “Disabling Conduct” means that the applicable individual or entity (i) engaged in gross negligence, recklessness or willful misconduct in connection with the management of the affairs of the Company, and such act or omission has or is reasonably likely to have a material adverse financial effect on the Company; (ii) committed a knowing and material violation of the Investment Advisory Agreement (including breach of fiduciary duties to the Company or its Stockholders) and such violation has or is reasonably likely to have a material adverse financial effect on the Company; (iii) committed fraud in the management of the affairs of the Company; (iv) committed a willful violation of law in the management of the affairs of the Company and such violation has or is reasonably likely to have a material adverse financial effect on the Company; (v) has been convicted by a court of competent jurisdiction of a felony violation of the Federal securities laws or of a felony violation (other than a motor vehicle felony) involving moral turpitude; (vi) has been permanently enjoined by an order, judgment or decree of any governmental authority with respect to a violation of the Federal securities laws; or (vii) breach of fiduciary duty under ERISA; provided, however, that any such act, omission or event shall not be deemed to constitute Disabling Conduct by a Brightwood Executive if within twenty (20) days of, with respect to clauses (i), (ii), (iii) and (iv), the date on which the Board or Advisor becomes aware of such conduct, and with respect to clauses (v) and (vi), the occurrence of such event, or such longer time period as may be approved by the Board, (A) such Brightwood Executive’s employment with the Investment Adviser is terminated and (B) the Company is made whole for any actual financial loss of the Company (reduced by any amounts received by the Company as insurance proceeds), if any, directly caused by such act, omission or event (which, for the avoidance of doubt, shall not include indirect damages, consequential damages, lost profits or similar damages).

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter authorizes us, to the maximum extent permitted by the MGCL and subject to the requirements of the 1940 Act, to obligate us to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan, or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by the MGCL and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee and who is made, or threatened to be made, a party to a proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and, without requiring a preliminary determination of the ultimate entitlement to indemnification to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

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The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Election of Directors

The Company’s Certificate of Incorporation and bylaws provide that the affirmative vote of the holders of a majority of the votes cast by Stockholders present in person or by proxy at an annual or special meeting of Stockholders and entitled to vote at such meeting is required to elect a director. Under the Company’s Certificate of Incorporation, the Board may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our charter and bylaws provide that the number of directors will be set only by the board of directors. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than 12. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Notwithstanding the foregoing, the entire board of directors or any individual director may be removed from office with or without cause by a vote of the majority of Stockholders of the outstanding shares then entitled to vote at an election of directors.  In case the board of directors or any one or more directors be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for stockholder action by less than unanimous consent, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal indefinitely.

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Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the board of directors, (2) pursuant to our notice of meeting or (3) by a stockholder who was a stockholder of record at the time of provision of notice, at the record date and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purposes of electing directors, by a stockholder who was a stockholder of record at the time of provision of notice, at the record date and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, transfer all or substantially all of its assets, engage in a share exchange, consolidate or engage in similar transactions outside the ordinary course of business, unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters, by the affirmative vote of the holders of a majority of the total number of shares entitled to vote on the matter.

Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Notwithstanding the foregoing, our bylaws generally may be amended, altered, repealed or replaced and new bylaws may be adopted, either (a) by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter or (b) by vote of a majority of the Board.

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No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below, as permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights.

Control Share Acquisitions

The Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future to the extent permitted by the 1940 Act.

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Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who, directly or indirectly, beneficially owns 10% or more of the voting power of the corporation’s shares; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was, directly or indirectly, the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors may adopt a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. The Maryland Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act or other federal securities laws, the applicable provision of the 1940 Act or other federal securities law will control.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

See “Item 11. Description of Registrant’s Securities to be Registered—Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

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We expect to enter into indemnification agreements with our independent directors. The Company’s certification of incorporation will limit the directors’ liability to the fullest extent permitted under state corporate law, the 1940 Act, and ERISA. Specifically, directors will not be personally liable to the Company or its Stockholders for any breach of fiduciary duty as a director, except for any liability:

●	for any breach of the director’s duty of loyalty to the Company or its Stockholders;

●	for acts or omissions not in good faith or which involve willful misconduct, gross negligence, bad faith, reckless disregard or a knowing violation of law;

●	for any transaction from which the director derived an improper personal benefit; and for any other acts against which indemnification is prohibited by state corporate law.

If state corporate law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by law. So long as the Company is registered or regulated under the 1940 Act, any limitation of liability of the Company’s directors and officers as described above is limited to the extent prohibited by the 1940 Act or by any valid rule, regulation or order of the SEC.

The Company’s Certificate of Incorporation and bylaws provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law and this right to indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and personal and legal representatives; however, for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless that proceeding (or part thereof) was authorized or consented to by the Board, provided that the exculpation and indemnification provisions in the Company’s Certificate of Incorporation and bylaws will be no more favorable to the Company and its employees than the analogous provisions of the Subscription Agreement. The right to indemnification will include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Company’s obligation to provide indemnification and advancement of expenses is subject to the requirements of (i) ERISA and (ii) the 1940 Act and Investment Company Act Release No. 11330, which, among other things, preclude indemnification for any liability (whether or not there is an adjudication of liability or the matter has been settled) arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and require reasonable and fair means for determining whether indemnification will be made.

In addition, the Company will enter into indemnification agreements with its directors and officers that provide for a contractual right to indemnification to the fullest extent permitted by state corporate law.

The Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to the Company’s employees and agents similar to those conferred to its directors and officers. The rights to indemnification and to the advancement of expenses are subject to the requirements of the 1940 Act and ERISA to the extent applicable. Any repeal or modification of the Certificate of Incorporation by Stockholders will not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer existing at the time of the repeal or modification with respect to any acts or omissions occurring prior to the repeal or modification.

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ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

We set forth below a list of our audited financial statements included in this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b)	Exhibits

3.1	Amended and Restated Articles of Incorporation*

3.2	Bylaws*

4.1	Subscription Agreement*

10.1	Investment Advisory Agreement*

10.2	Administration Agreement*

10.3	Sub-Administration Agreement*

10.4	Indemnification Agreement*

10.5	Custody Agreement by and between the Registrant and U.S. Bank National Association*

10.6	Transfer Agent Agreement*

10.7	Trademark License Agreement*

*	Filed herewith.

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Brightwood Capital Corporation I

Financial Statements

June 30, 2022

Table of Contents

Financial Statements:

Report of Independent Registered Public Accounting Firm

To the Stockholder and the Board of Directors of Brightwood Capital Corporation I

Opinion on the Financial Statements

We have audited the accompanying statement of financial condition of Brightwood Capital Corporation I (the Company) as of June 30, 2022 and the statement of operations for the period from November 15, 2021 (date of inception) to June 30, 2022, and the related notes to the financial statements. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and the results of its operations for the period from November 15, 2021 (date of inception) to June 30, 2022, in conformity with accounting principles generally accepted in the United States of America, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Company's auditor since 2022.

New York, New York

July 27, 2022

F-1

BRIGHTWOOD CAPITAL CORPORATION I

STATEMENT OF FINANCIAL CONDITION

As of
June 30, 2022
Assets:
Cash	$10,000
Deferred offering costs (See Note 3)	29,088
Total assets	39,088

Liabilities:
Due to affiliate (See Note 3)	274,212
Total liabilities	$274,212

Commitments and contingencies (Note 4)

Net Assets:
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 1,000 shares issued and outstanding	$10
Additional paid in capital	9,990
Accumulated net loss	(245,124)
Total net assets	(235,124)

Total liabilities and net assets	$39,088

Net asset value per share	$(235.12)

The accompanying notes are an integral part of these financial statements.

F-2

BRIGHTWOOD CAPITAL CORPORATION I

STATEMENT OF OPERATIONS

Period from November 15, 2021 (inception) through June 30, 2022

Income:	$-
Total income	-

Expenses:
Organizational expenses (See Note 3)	245,124
Total expenses	245,124

Net investment loss	(245,124)

Net decrease in net assets resulting from operations	$(245,124)

Per share data:
Net investment loss per share	$(245.12)
Net decrease in net assets resulting from operations per share	$(245.12)
Weighted average common shares outstanding	NM*

*NM - not meaningful since the Company is in the development stage and has not commenced investment operations.

The accompanying notes are an integral part of these financial statements.

F-3

BRIGHTWOOD CAPITAL CORPORATION I

Notes to the Financial Statements

1.	Organization

Brightwood Capital Corporation I (the “Company”) is a closed-end, non-diversified management investment company that intends to focus on lending to middle market companies. The Company will be externally managed by Brightwood Capital Advisors, LLC (“Brightwood” or “Investment Adviser”) and intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 Act, as amended (the “1940 Act”). In addition, for US federal income tax purposes, the Company intends to elect to be treated, and to comply with the requirements to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended.

The Company was formed as a Maryland corporation on November 15, 2021. The Company expects to commence operations as early as the third calendar quarter of 2022.

The Company’s investment objective is to achieve risk-adjusted returns via current income and, to a lesser extent, capital appreciation. The Company will primarily invest in portfolio companies in the form of first lien senior secured loans (including any related warrants or other equity securities of such portfolio companies.) These senior secured loans typically provide for cash interest and amortization payments throughout the life of the loan. Brightwood generally obtains security interest in the assets of its portfolio companies that serve as collateral in support of the repayment of these loans.

The Company expects to conduct a private offering of its common stock to investors in reliance on exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended. The Company anticipates commencing its loan origination and investment activities on the date it issues shares to persons not affiliated with the Investment Adviser (“Initial Closing Date”). The Company expects the Initial Closing Date to occur in the third calendar quarter of 2022, and may conduct subsequent closings.

As of the date of these financial statements, the Company has not commenced investing activities. The Company has incurred certain costs related to organization and offering expenses.

2.	Summary of Significant Accounting Policies

The Company is an investment company and follows the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services--Investment Companies. The following is a summary of significant accounting policies consistently followed by the Company in the preparation of its financial statements.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. This requires the Company’s management to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. Actual results could differ materially from estimates.

F-4

Cash

Cash consists of demand deposits. The Company’s cash is held with a financial institution.

Organization and Offering Costs

Organization costs include costs relating to the formation and organization of the Company. These costs are expensed as incurred.

Costs associated with the Company’s intended offering of shares are capitalized and included as deferred offering costs on the Statement of Financial Condition until Company shares are offered to the public and will thereafter be charged to paid-in-capital upon the sale of such shares.

As of June 30, 2022, organization and offering costs are included in payable to affiliate on the Statement of Financial Condition.

Expenses

The Company is responsible for base management fees, investment expenses, legal expenses, auditing fees and other expenses related to the Company’s operations. The Company will pay Brightwood Capital Advisors, LLC (the “Administrator”) the Company’s allocable portion of certain expenses incurred by the Administrator in performing its obligations under the administration agreement between the Company and the Administrator (the “Administration Agreement”), including the Company’s allocable portion of the cost of its Chief Financial Officer and Chief Compliance Officer and their respective staffs. The Administrator will be reimbursed for certain expenses it incurs on the Company’s behalf.

Income Taxes

Following its election to be regulated as a BDC under the 1940 Act, the Company intends to elect to be treated as a RIC and will file its tax return for the year ending December 31, 2022 as a RIC. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as distributions. Rather, any tax liability related to income distributed by the Company represents obligations of the Company’s shareholders and will not be reflected on the Statement of Financial Condition of the Company.

New Accounting Standards

Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

3.	Agreements and Related Party Transactions

The Company entered into an investment advisory agreement (the “Investment Advisory Agreement”) with Brightwood Capital Advisors, LLC (the “Adviser”) on July 26, 2022. Pursuant to the Investment Advisory Agreement, the Company agrees to pay as compensation for the investment advisory and management services provided by the Adviser a base management fee (“Base Management Fee”). The Base Management Fee shall be calculated as follows: (a) if the aggregate Capital Commitment of Investors is less than or equal to $350,000,000, an annual rate equal to 0.80% of the fair value of the average gross assets of the Company associated with such Capital Commitment and (b) if the aggregate Investors’ Capital Commitment is greater than $350,000,000, an annual rate equal to 0.70% of the fair value of the average gross assets of the Company associated with such Capital Commitment in excess of $350,000,000. The Base Management Fee shall be payable quarterly in arrears. The Base Management Fee shall be calculated based on the fair value of the average value of the gross assets of the Company at the end of the two most recently completed calendar quarters. Such amount shall be appropriately adjusted (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) for any share issuances or repurchases during a calendar quarter. The Base Management Fee for any partial month or quarter shall be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month or quarter relative to the total number of days in such month or quarter). Further pursuant to the Investment Advisory Agreement, the Company intends to reimburse the Adviser for the third party costs the Adviser incurs on the Company’s behalf in connection with the formation and the initial closing of the private offering of common stock. Reflected in payable to affiliate on the Statement of Financial Condition is $274,212 of organization and offering costs incurred by the Adviser on behalf of the Company through June 30, 2022. Of this amount, $245,124 of organization costs was included on the Statement of Operations, and the remaining balance of offering costs was capitalized as deferred offering costs and reflected on the Statement of Financial Condition.

F-5

The Company entered into the administration agreement with Brightwood Capital Advisors, LLC (the “Administrator”) on July 26, 2022. Pursuant to the Administration Agreement, the Company intends to reimburse the Administrator for certain expenses and the Company’s allocable portion of certain expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Reimbursements under the Administration Agreement are expected to be made quarterly in arrears.

On June 30, 2022, Sengal Selassie, an affiliate of the Adviser, purchased 1,000 shares of common stock, par value $0. 01 per share, of the Company (the “Common Stock”) which represented all of the issued and outstanding shares of Common Stock, for an aggregate purchase price of $10,000.

4.	Commitments and Contingencies

In the normal course of business, the Company may enter into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist, and accordingly, the Company has not accrued any liability in connection with such indemnifications.

5.	Subsequent Events

Subsequent events have been evaluated through the date of issuance of the financial statements.

F-6

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BRIGHTWOOD CAPITAL CORPORATION I

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Chief Executive Officer